UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
☒	Filed by the Registrant
☐	Filed by a party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
GREAT ELM GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 11, 2022
Dear Fellow Stockholders:
We invite you to join us at the 2022 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., on Monday, November 21, 2022, beginning at 8:30 a.m., Eastern Standard Time. We will be holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2022AM.
The Notice of Annual Stockholders’ Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting.
We elected to deliver our proxy materials to the majority of our stockholders over the Internet. On or about October 11, 2022, we will mail a notice of Internet availability (the “Notice”) and make our proxy materials available to our stockholders over the Internet. The Notice contains instructions on how to access our proxy materials over the Internet, as well as how to receive a paper copy of our proxy materials. This approach conserves natural resources, reduces our printing and distribution costs and expedites stockholders’ receipt of proxy materials.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxies over the Internet or by mail as soon as possible. This will not prevent you from voting in person (virtually). If you virtually attend the Annual Meeting you will have the right to revoke your proxy and vote your shares in person (virtually). If your shares are held in the name of a brokerage firm, bank or other nominee of record, please follow the voting instructions appearing on your voting instruction card or the information set forth in the proxy materials. Your vote and participation in our governance is very important to us.
On behalf of our Board of Directors, thank you for your continued support.
Sincerely yours,
/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer

Great Elm Group, Inc.
Notice of Annual Stockholders’ Meeting
The 2022 Annual Stockholders’ Meeting (the “Annual Meeting”) of Great Elm Group, Inc., a Delaware corporation (the “Corporation”), will be held on Monday, November 21, 2022, beginning at 8:30 a.m. Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2022AM.
The following matters will be considered at the Annual Meeting:
•
The election of each of Matthew A. Drapkin, James H. Hugar, David Matter, James P. Parmelee, Jason W. Reese and Eric J. Scheyer to serve as members of the Board of Directors of the Corporation until the earlier of their death, resignation, removal or election of their successor;

•
The approval of an increase of the number of shares of our common stock, par value $0.001 per share, authorized for issuance under the Amended and Restated 2016 Long-Term Incentive Compensation Plan by 2,900,000;

•
The approval, for the purpose of complying with the Nasdaq Listing Rule 5635(a)(2), of the issuance of shares of the Corporation’s common stock, par value $0.001 per share, based on the volume-weighted average price of the Corporation’s common stock for the 30-day period prior to the date of issuance, sufficient to repay the outstanding principal amount of the $5.7 million promissory note issued by Great Elm Capital Management, Inc. (“GECM”) to Imperial Capital Asset Management, LLC (“ICAM”) and pay the $2.0 million in earnouts (if required) pursuant to an asset purchase agreement, dated as of May 4, 2022, between GECM and ICAM with respect to GECM’s acquisition of the investment management agreement and certain related assets for Monomoy Properties REIT, LLC.;

•	The ratification of the selection of Grant Thornton LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2023;
•	The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers; and
•	Other matters that may properly come before the Annual Meeting.
The items to be considered at the Annual Meeting may be considered at the meeting or at any adjournment or postponement of the meeting.
You are entitled to attend and participate in the Annual Meeting, or at any adjournment or postponement thereof, only if you were a stockholder of the Corporation at the close of business on September 23, 2022. To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/GEG2022AM during the meeting.
Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and promptly vote your shares. You have a choice of voting on the Internet, by telephone, or by mail. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How You Can Vote” beginning on page 4 and to the notice of Internet availability of proxy materials (the “Notice”) or to the instructions on your voting instruction card or the information set forth in the proxy materials.
/s/ Adam M. Kleinman
Adam M. Kleinman
Secretary
Waltham, Massachusetts
October 11, 2022
Important Notice Regarding the Availability of Proxy Statement Materials for the
Annual Stockholders’ Meeting to be Held on November 21, 2022.
The Proxy Statement, Proxy Card and our 2022 Annual Report on Form 10-K
are available on the Internet at www.ProxyVote.com.
The Notice, the proxy statement and the accompanying proxy card or voting instruction card, and our 2022 Annual
Report on Form 10-K are being provided to stockholders beginning on or about October 11, 2022.

i

PROXY STATEMENT
2022 ANNUAL STOCKHOLDERS’ MEETING
TO BE HELD ON NOVEMBER 21, 2022
GENERAL INFORMATION
We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors of Great Elm Group, Inc., a Delaware corporation (the “Corporation,” the “Company,” “GEG,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2022 Annual Stockholders’ Meeting of GEG (the “Annual Meeting”) to be held on November 21, 2022, or any adjournment or postponement thereof. We will hold the Annual Meeting at 8:30 a.m., Eastern Standard Time, online at www.virtualshareholdermeeting.com/GEG2022AM. The Company is holding the Annual Meeting online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GEG2022AM. The notice of Internet availability of proxy materials (“Notice”), the Notice of Annual Stockholders’ Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, the proxy or voting instruction card and any additional accompanying proxy materials are being made available to stockholders on or about October 11, 2022.
QUESTIONS AND ANSWERS
Proxy Materials
1.	Why did I receive GEG’s proxy materials?
Since you owned shares of our common stock at the close of business on September 23, 2022, the record date for the Annual Meeting (the “Record Date”), you are considered a stockholder of record. As a stockholder of record, you are invited to virtually attend the Annual Meeting and are entitled and requested to vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
2.	What is included in the proxy materials?
The proxy materials include:
•	Our Notice of Annual Stockholders’ Meeting;
•	Our proxy statement for the Annual Meeting;
•	Our 2022 Annual Report on Form 10-K; and
•	A proxy card or voting instruction card.
3.	Why did I receive the Notice instead of a paper copy of the full set of proxy materials?
We will be utilizing the “notice and access” delivery method under the SEC’s Rule 14a-16, which allows companies to provide their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials to a majority of our stockholders. The Notice contains instructions on how to access the proxy materials and submit your vote over the Internet and how you may request printed copies of the proxy materials by mail, if you wish. If you previously requested printed copies of the proxy materials, we have provided you with printed copies of the proxy materials.
4.	What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors and board committees, corporate governance, the compensation of our directors and executive officers, and other required information.

5.	I share an address with another stockholder, and we received only one Notice or paper copy of the proxy materials. How may I obtain an additional copy?
If you share an address with another stockholder, you may receive only one Notice or one set of printed proxy materials unless you have provided contrary instructions. If you wish to receive a separate Notice or set of printed proxy materials, please request the additional copy by contacting Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095. A separate Notice or set of the materials will be sent promptly following receipt of your request.
If you are a stockholder of record and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact our transfer agent, Computershare, at 150 Royall Street, Suite 101, Canton, MA 02021 or call (800) 736-3001.
If you are a beneficial owner of shares and wish to receive a separate Notice or set of printed proxy materials in the future, or if you have received multiple Notices or sets of printed proxy materials and would like to receive only one Notice or set of printed proxy materials in the future, please contact your bank or broker directly.
Stockholders also may write to, or email, us at the address below to request a separate copy of the proxy materials:
Great Elm Group, Inc.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
investorrelations@greatelmcap.com
6.	Who pays the cost of soliciting proxies for the Annual Meeting?
GEG is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the Notice and any printed proxy materials and of soliciting proxies.
Our directors, officers and employees also may solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.
We will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial stockholders.
Proposals to Be Voted on
7.	What items of business will be voted on at the Annual Meeting?
The business items to be voted on at the Annual Meeting are:
•	Election of directors;
•
Approval of an increase of the number of shares of the Corporation’s common stock, par value $0.001 per share, authorized for issuance under the Amended and Restated 2016 Long-Term Incentive Compensation Plan;

•
Approval, for the purpose of complying with the Nasdaq Listing Rule 5635(a)(2), of the issuance of shares of the Corporation’s common stock, based on the volume-weighted average price of the Corporation’s common stock for the 30-day period prior to the date of issuance, sufficient to repay the outstanding principal amount of the $5.7 million promissory note (the “Promissory Note”) issued by Great Elm Capital Management, Inc. (“GECM”) to Imperial Capital Asset Management, LLC (“ICAM”) and pay the Earnouts (as defined below) (if required) pursuant to an asset purchase agreement, dated as of May 4, 2022 (the “Monomoy Purchase Agreement”), between GECM and ICAM with respect to GECM’s acquisition of the investment management agreement and certain related assets for Monomoy Properties REIT, LLC (“Monomoy REIT”). Solely for illustrative purposes, using the Record Date as the date of issuance, up to 3,613,599 shares of our common stock could be issued to repay the outstanding amount of the Promissory Note and pay the full amount of the Earnouts, if required. The actual number of shares issued, if any, would be based upon the volume-weighted average price of the Corporation’s common stock for the 30-day period prior to the date of issuance and, therefore, is not currently known and may be higher or lower than the illustrative amount in the preceding sentence;

•	Ratification of the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2023; and
•	Approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.
8.	What are my voting choices?
You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on any proposal.
9.	How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to the board; “FOR” the approval of an increase of the number of shares of our common stock authorized for issuance under the Amended and Restated 2016 Long-Term Incentive Compensation Plan; “FOR” the approval of the issuance of shares of our common stock to repay the outstanding principal amount of the ICAM Promissory Note and pay the Earnouts (if required); “FOR” the ratification of the Corporation’s independent registered public accounting firm; and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
10.	What vote is required to approve each item?
To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a quorum is established by the presence, in person (virtually) or by proxy of holders, of a majority of our outstanding stock and entitled to vote thereat.
If you indicate “ABSTAIN,” your vote will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered a vote cast with respect to the election of any director nominee or any other proposal. You are not entitled to cumulative voting in the election of directors.
As described below, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be considered votes cast with respect to the election of any director nominee, the approval of the increase of the number of shares of our common stock authorized for issuance under the Amended and Restated 2016 Long-Term Incentive Compensation Plan, the approval of the issuance of shares of our common stock to repay the outstanding principal amount of the ICAM Promissory Note and pay the Earnouts (if required) or the advisory vote on executive compensation.
Proposal		Required Vote
1.	Election of directors	Majority of the shares present at the Annual Meeting
2.	Approval of 2,900,000 additional shares of our common stock authorized for issuance under the Amended and Restated 2016 Long-Term Incentive Compensation Plan	Majority of the shares present at the Annual Meeting
3.	Approval of the issuance of shares of our common stock to repay the outstanding principal amount of the ICAM Promissory Note and pay the Earnouts (if required)	Majority of the shares present at the Annual Meeting
4.	Ratification of independent registered public accounting firm	Majority of the shares present at the Annual Meeting
5.	Advisory vote on executive compensation	Majority of the shares present at the Annual Meeting
11.	What happens if additional items are presented at the Annual Meeting?
We are not aware of any item that may be voted on at the Annual Meeting that is not described in this proxy statement. However, the holders of the proxies that we are soliciting will have the discretion to vote them in accordance with their best judgment on any additional matters that may be voted on, including matters incidental to the conduct of the meeting.
12.	Is my vote confidential?
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Confidentiality will not apply to the extent that voting disclosure is required by law or is necessary or appropriate to assert or defend any claim relating to voting.

Confidentiality will also not apply with respect to any matter for which votes are solicited in opposition to the director nominees or voting recommendations of our Board of Directors, unless the persons engaging in the opposing solicitation provide stockholders with confidential voting comparable to that which we provide.
13.	Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.greatelmgroup.com.
How You Can Vote
14.	What shares can I vote?
You are entitled to one vote for each share of our common stock that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee. On the Record Date, 30,019,372 shares of our common stock were outstanding.
15.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than having the shares registered directly in their own name. Summarized below are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, you are the stockholder of record of the shares. As the stockholder of record, you have the right to grant a proxy to vote your shares to representatives from the Corporation or to another person, or to vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.
Beneficial Owner
If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name.
As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to virtually attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.
16.	How can I vote?
For directions on how to vote, please refer to the following instructions and those included on the Notice or your proxy or voting instruction card. Whether you hold your shares as a stockholder of record or as a beneficial owner, you may direct how your shares are to be voted without virtually attending the Annual Meeting or any adjournment or postponement thereof. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares as a beneficial owner, you may vote by submitting voting instructions to the registered owner of your shares.
Voting in Person (Virtually). You may vote online during the Annual Meeting, or any adjournment or postponement thereof, those shares that you hold in your name as the stockholder of record prior to the closing of the polls. Beneficial owners should follow the steps set forth in Question 15 above. See Question 23 below regarding how to attend (virtually) the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend.

Voting by Internet. Stockholders may vote over the Internet by following the instructions on the Notice, proxy or voting instruction card. When voting by internet, stockholders must have available the control number included on their proxy card.
Voting by Telephone. Stockholders of record may vote by telephone by calling the number specified on the Notice or proxy card and following the instructions. When voting by telephone, stockholders must have available the control number included on their proxy card. Most stockholders who are beneficial owners of their shares and have received a voting instruction card may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or nominee. These stockholders should check the voting instruction card for telephone voting availability.
Voting by Mail. Stockholders who have received a paper copy of the proxy materials may vote by mail by signing, dating and returning their proxy or voting instruction card in the envelope provided. If you only received the Notice and wish to vote by proxy via mail, you may do so by requesting printed copies of the proxy materials and then filling out the proxy card and sending it back in the envelope provided.
17.	How will my shares be voted?
Your shares will be voted as you specifically instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
18.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?
If your shares are held through a brokerage firm, they will be voted as you instruct on the voting instruction card provided by your broker. If you sign and return your card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will have the authority to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm.
Your broker will be prohibited from voting your shares on any of the other proposals. These “broker non-votes” will be counted only for the purpose of determining whether a quorum is present at the meeting and not as votes cast with respect to such other proposals.
19.	Will shares that I own as a stockholder of record be voted if I do not timely complete and submit my online ballot or return my proxy card?
Shares that you own as a stockholder of record will be voted as you instruct on your online ballot, proxy card or voting instruction card, as applicable. If you complete and submit your online ballot or sign and return your proxy card without giving specific instructions, they will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting, or any postponement or adjournment thereof.
If you do not timely complete and submit your online ballot or return your proxy card, your shares will not be voted unless you or your proxy holder virtually attends the Annual Meeting or any adjournment or postponement thereof and votes in person (virtually) as described in Question 16.
20.	When is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting or any adjournment or postponement thereof. The deadline for voting by Internet or telephone is 11:59 p.m., Eastern Standard Time, on Sunday, November 20, 2022.
If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

21.	May I change or revoke my vote?
You may change your vote at any time prior to the vote at the Annual Meeting.
If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at the address set forth in Question 24 prior to your shares being voted, or by attending the Annual Meeting and voting in person (virtually). Virtual attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person (virtually).
22.	Who will serve as inspector of elections?
The inspector of elections will be a representative of Broadridge Financial Solutions, Inc.
Attending the Annual Meeting
23.	Who can attend the Annual Meeting?
The Annual Meeting has been designed to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GEG2022AM.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:30 a.m., Eastern Standard Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:15 a.m.
The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning at 8:15 a.m. Eastern Standard Time on November 21, 2022 through the conclusion of the Annual Meeting.
Stockholder Proposals and Director Nominations
24.	What is the deadline to submit stockholder proposals to be included in the proxy materials for next year’s Annual Stockholders’ Meeting?
Stockholder proposals that are intended to be included in our proxy materials for next year’s Annual Stockholders’ Meeting must be received by our Corporate Secretary no later than June 13, 2023 and must be submitted to Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
Proposals that are not timely submitted by June 13, 2023 or are submitted to the incorrect address or other than to the attention of our Corporate Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Stockholder proponents must meet the eligibility requirements of the SEC’s Stockholder Proposal Rule (Rule 14a-8), and their proposals must comply with the requirements of that rule to be included in our proxy materials.
See Question 25 for a description of the procedures in our Bylaws through which stockholders may nominate and include director candidates in our proxy statement.

25.	How may I nominate director candidates or present other business for consideration at an Annual Stockholders’ Meeting?
Stockholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s Annual Stockholders’ Meeting or (2) present other items of business directly at next year’s Annual Stockholders’ Meeting must give written notice of their intention to do so in accordance with the deadlines described below to our Corporate Secretary at the address set forth in Question 24. Any such notice also must include the information required by our Bylaws (which may be obtained as provided in Question 27) and must be updated and supplemented as provided in the Bylaws.
Notice of director nominees, or for the presentation of other items of business, must be received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Stockholders’ Meeting, unless the date of next year’s Annual Stockholders’ Meeting has been changed by more than 30 days from such anniversary date. In that case, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. The period for the receipt from stockholders of any such notice for next year’s Annual Stockholders’ Meeting is currently set to begin on July 24, 2023 and end on August 23, 2023.
These above-mentioned notice requirements applicable under our advance notice Bylaw provisions do not apply to stockholder proposals intended for inclusion in our proxy materials under the SEC’s Stockholder Proposal Rule (Rule 14a-8). The deadline for receiving those proposals is set forth in Question 24. These notice requirements also do not apply to questions that a stockholder may wish to ask at the Annual Stockholders’ Meeting.
In addition to satisfying the notice requirements under our advance notice Bylaw provisions, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of the Annual Meeting. If the date of the next annual meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the next annual meeting or the 10th calendar day following the day on which public announcement of the date of the next annual meeting is first made. Accordingly, for next year’s Annual Stockholders’ Meeting we must receive such notice no later than September 22, 2023.
26.	How may I recommend candidates to serve as directors?
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by writing to our Corporate Secretary at the address set forth in Question 24. A recommendation must be accompanied by a statement from the candidate that he or she would give favorable consideration to serving on our Board of Directors and should include sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted.
Obtaining Additional Information
27.	How may I obtain financial and other information about GEG?
Our consolidated financial statements are included in our 2022 Annual Report on Form 10-K that accompanies this proxy statement.
We file our Annual Report on Form 10-K with the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Our Form 10-K and other information that we file with the SEC are available on our website at www.greatelmgroup.com.
We also will furnish a copy of our 2022 Form 10-K (excluding exhibits, except those that are specifically requested) without charge to any stockholder who so requests by writing to our Corporate Secretary at the address set forth in Question 24.
By writing to us, stockholders also may obtain, without charge, a copy of our Bylaws, corporate governance guidelines, codes of conduct and board standing committee charters. You also can view these materials on the Internet by accessing our website at www.greatelmgroup.com.

28.	What if I have questions for GEG’s transfer agent?
If you are a stockholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact our transfer agent at the following address or phone number:
Computershare
150 Royall Street, Suite 101
Canton, MA 02021
(800) 736-3001
29.	How do I get additional copies of this proxy statement or voting materials?
If you need additional copies of this proxy statement or voting materials, please contact us at:
Great Elm Group, Inc.
Attn: Investor Relations
800 South Street, Suite 230
Waltham, MA 02453
investorrelations@greatelmcap.com

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:
•	each of the directors and named executive officers for the fiscal year ended June 30, 2022;
•	all of our current executive officers and directors as a group; and
•	each person known by us to be beneficial owners of 5% or more of our outstanding common stock.
Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Holders of shares of unvested restricted stock, which are considered issued and outstanding, have voting rights with respect to such shares. For the purposes of calculating percent ownership, as of the Record Date, 30,019,372 shares of common stock were issued and outstanding, and, for any individual or entity that beneficially owns shares represented by (1) options exercisable and restricted stock units vesting within sixty days of the Record Date or (2) PIK Notes or Additional PIK Notes (each as defined below) convertible within sixty days of the Record Date, these shares are treated in each case as if outstanding for that person, but not for any other person.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent Of Class
Directors and Named Executive Officers
Matthew A. Drapkin(2)	5,526,286	17.3%
Thomas S. Harbin III(3)	248,603	*
James H. Hugar(4)	166,541	*
Adam M. Kleinman(5)	742,461	2.5%
David Matter(6)	267,096	*
James P. Parmelee(7)	207,425	*
Brent J. Pearson(8)	127,188	*
Peter A. Reed(9)	1,163,939	3.8%
Jason W. Reese(10)	7,464,356	23.3%
Eric J. Scheyer(11)	401,410	1.3%
Jeffrey S. Serota(12)	175,145	*
All current executive officers and directors as a group (12 persons)	16,538,994	47.3%
5% Stockholders
Entities affiliated with Northern Right Capital Management, L.P., 9 Old Kings Hwy S., 4th Floor, Darien, CT 06820(13)	5,228,387	16.4%
Entities affiliated with Imperial Capital Asset Management, LLC, 3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL 33410(14)	6,899,454	21.5%
Entities affiliated with PC Elfun LLC, 3547 53rd Avenue West, #220, Bradenton, FL 34210(15)	2,829,542	8.6%
*	Less than 1% of the outstanding shares of our common stock.
(1)
This table is based upon information supplied by each officer and director, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the table, the address for each person named above is c/o Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.

(2)
Includes the 5,228,387 shares identified in footnote (13) below and 80,845 shares issuable upon the conversion of 5.00% convertible senior PIK notes due 2030 (“PIK Notes”), including additional PIK Notes issued as interest payments on the PIK Notes (“Additional PIK Notes”), and 217,054 shares of restricted stock directly held by Mr. Drapkin, of which 98,009 shares of Restricted Stock are vested and 119,045 shares of Restricted Stock are unvested and are deferred pursuant to a pre-established deferral election.

(3)	Includes 192,655 shares of vested restricted stock and 14,361 shares of unvested restricted stock.
(4)	Includes 135,248 shares of vested restricted stock and 16,789 shares of unvested restricted stock.
(5)	Includes 257,047 vested stock options, 2,381 unvested stock options, 253,853 shares of vested restricted stock and 136,922 shares of unvested restricted stock.
(6)	Includes 22,142 shares of vested restricted stock and 12,006 shares of unvested restricted stock.
(7)	Includes 166,850 shares of vested restricted stock and 15,575 shares of unvested restricted stock.

(8)	Includes 64,383 vested stock options, 7,069 unvested stock options, 16,771 shares of vested restricted stock and 29,965 shares of unvested restricted stock.
(9)	Includes 382,047 vested stock options, 2,381 unvested stock options and 249,878 shares of vested restricted stock.
(10)	Includes the 6,899,454 shares identified in footnote (14) below and 366,242 shares of vested restricted stock and 198,660 shares of unvested restricted stock directly held by Mr. Reese.
(11)
Includes 210,197 shares issuable upon conversion of the PIK Notes, including the Additional PIK Notes, and 175,638 shares of vested restricted stock and 15,575 shares of unvested restricted stock. Mr. Scheyer disclaims beneficial ownership of certain securities issuable upon conversion of the PIK Notes, except to the extent of his pecuniary interest therein.

(12)	Includes 161,997 shares of vested restricted stock and 13,148 shares of unvested restricted stock.
(13)
Based on information furnished in a Schedule 13D/A filed with the SEC on July 18, 2022, jointly by Northern Right Capital Management, L.P. (“Northern Right”), Northern Right Capital (QP), L.P. (“Northern Right QP”), NRC Partners I, LP (“NRC”), BC Advisors, LLC (“BCA”) and Matthew A. Drapkin. Northern Right reported sole voting and dispositive power over 2,618,850 shares of our common stock, which includes 970,130 shares of our common stock issuable upon the conversion of the PIK Notes to the separate managed accounts on behalf of investment advisory clients (“Managed Accounts”) and reported shared voting and dispositive power of 2,441,541 shares of our common stock currently held by Northern Right QP and NRC, which includes 889,286 shares of our common stock issuable upon conversion of the PIK Notes to Northern Right and NRC. Northern Right QP reported sole voting and dispositive power over 1,853,894 shares of our common stock, which includes 404,221 shares of our common stock issuable upon the conversion of the PIK Notes. NRC reported sole voting and dispositive power over 587,647 shares of our common stock, which includes 485,065 shares of our common stock issuable upon the conversion of the PIK Notes. BCA and Mr. Drapkin reported shared voting and dispositive power over 5,060,391 shares of our common stock, which includes 1,859,416 shares of our common stock issuable upon conversion of the PIK Notes. The 5,228,387 shares listed in the table above includes an additional 167,996 shares of our common stock, in the aggregate, reported by Northern Right on subsequently filed Form 4s.

(14)
Based on information furnished in a Schedule 13D/A filed with the SEC on June 13, 2022, jointly by Long Ball Partners, LLC (“Long Ball”), ICAM, the managing member and investment manager of Long Ball, and Jason Reese, the Chairman and Chief Executive Officer of ICAM and portfolio manager of Long Ball. Long Ball reported beneficial ownership of 5,202,692 shares of our common stock and ICAM reported beneficial ownership of 6,572,676 shares of our common stock (as to which each of Long Ball and ICAM claims shared voting and dispositive power), each of which includes 2,019,129 shares of our common stock issuable upon the conversion of the PIK Notes. In addition to the information furnished in the aforementioned Schedule 13D/A filed with the SEC on June 13, 2022, on June 30, 2022, we issued Additional PIK Notes. The 6,899,454 shares listed in the table above includes an additional 268,926 shares of our common stock, in the aggregate, reported by Long Ball, ICAM and Jason Reese on subsequently filed Form 4s. The 6,899,454 shares of our common stock listed in the table above also includes an additional 50,478 shares of our common stock issuable upon the conversion of the Additional PIK Notes issued since the aforementioned Schedule 13D/A.

(15)
Based on information furnished in a Schedule 13G filed with the SEC on February 9, 2022, jointly by PC Elfun LLC, Pine Crest Capital LLC, Michael Hughes and Daniel J. Hopkins in which each reported beneficial ownership of 2,627,529 shares of our common stock (as to which each claims shared voting and dispositive power), which includes 2,627,529 shares of our common stock issuable upon the conversion of PIK Notes. In addition to the information furnished in the aforementioned Schedule 13G filed with the SEC on February 9, 2022, on June 30, 2022, we issued Additional PIK Notes. The 2,829,542 shares of our common stock listed in the table above includes an additional 69,013 shares of our common stock issuable upon the conversion of the Additional PIK Notes issued since the aforementioned Schedule 13G.

PROPOSALS TO BE CONSIDERED AND VOTED ON
Proposals 1, 2, 3, 4 and 5 are included in this proxy statement at the direction of our Board of Directors. Our Board of Directors recommends that you vote “FOR” each nominee in Proposal 1 and “FOR” each of Proposals 2, 3, 4 and 5.
Proposal 1: Election of Directors
The Board of Directors currently has eight members. Directors are elected at each Annual Stockholders’ Meeting for terms expiring at the next Annual Stockholders’ Meeting. The Board of Directors expects to approve a decrease in the size of the Board of Directors from eight directors to six, concurrent with the Annual Stockholders’ Meeting.
The Nominating and Corporate Governance Committee recommended and our Board of Directors nominated the following six individuals for election as directors, all of whom currently are directors:
Director/Nominee	Age	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
James H. Hugar	76	Chair	✔
David Matter	53	✔(1)
Jason W. Reese	56
Eric J. Scheyer	57		✔	✔
Matthew A. Drapkin	49		Chair	✔
James P. Parmelee	56	✔		Chair
(1)	Mr. Matter will become a member of the Audit Committee, effective as of Mr. Matter’s reelection as director at the Annual Stockholders’ Meeting.
Properly executed proxies will be voted for these six nominees, unless other instructions are specified. If any nominee should become unavailable to serve, the proxies may be voted for a substitute nominee designated by our Board of Directors, or our Board of Directors may reduce the authorized number of directors. In no event may the proxies be voted for more than six nominees. Election of directors requires the receipt of “FOR” votes constituting a majority of the votes cast for each nominee at the Annual Meeting, assuming a quorum is present.
Our Board of Directors determined that each nominee, except Mr. Reese, is an independent director. Our Board of Directors determines the independence of our directors by applying independence principles and standards established by Nasdaq. Based on these standards, our Board of Directors determined that Mr. Reese is not independent, due to his position with ICAM. See “Corporate Governance—Certain Relationships and Related Transactions, and Director Independence.”
Information about the Director Nominees
Biographical information regarding each director nominee and his qualifications to serve as a director is set forth on the succeeding pages. The year shown as election as a director is the year that the director nominee was first elected as one of our directors. Unless otherwise indicated, each director nominee held his principal occupation or other positions with the same or predecessor organizations for at least the last five years. There are currently no family relationships among any director nominee or executive officer.
James H. Hugar is 76 years old and has been a member of our Board of Directors since March 2020. Mr. Hugar was previously a member of the Board of Directors of Vitesse Semiconductor Corporation from 2009 until its acquisition in April 2015. Mr. Hugar was also on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company, until its sale in December, 2017. Mr. Hugar retired from Deloitte & Touche, LLP where he was an audit partner from 1982 to 2008, specializing in the financial service industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Company and Broker/Dealer Practice Unit. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and a MSBA degree from the University of California, Los Angeles and is a Certified Public Accountant
Mr. Hugar brings to our Board of Directors extensive financial and accounting experience.
David Matter is 53 years old and has been a member of our Board of Directors since May 2022. Mr. Matter was previously a Managing Director at BlackRock where he served as the Co-Chief Investment Officer of BlackRock

Alternative Advisors (BAA), BlackRock’s Hedge Fund Solutions team. He chaired the BAA Investment Committee and was also a member of the BAA Management Committee and the Co-Investment Portfolio Management Group. Mr. Matter started his career as a financial analyst with American Funds-Capital Group and Bankers Trust before joining Quellos Group in 1998. At Quellos he was a Principal and member of the Investment Committee responsible for management of Absolute Return Strategy portfolios and Investment Research. The alternative investment management business of Quellos was subsequently acquired by BlackRock in 2007 where Mr. Matter stayed on. Mr. Matter earned a BA with a concentration in international relations from the University of Pennsylvania, an MBA with honors and an MA in international studies, both from the University of Washington, and holds the Chartered Financial Analyst (“CFA”) designation from the CFA Institute.
Mr. Matter brings to our Board of Directors investment expertise and extensive experience in capital markets.
Jason W. Reese is 56 years old and is the Executive Chairman of our Board of Directors. Mr. Reese is the Co-Founder, Chairman and Chief Executive Officer of ICAM and the Co-Founder and Executive Committee Member of Imperial Capital, LLC (“Imperial Capital”), both founded in 1997. ICAM is a registered investment advisor which has managed various hedge funds, investment partnerships, a private REIT and a private equity fund. Imperial Capital is a registered broker-dealer and an affiliate of ICAM. Prior to Imperial Capital Group, Mr. Reese was a principal with Gordon Investment Corporation, a merchant banking firm in New York and Dallas, where he focused on investing in distressed real estate transactions, high yield securities and leveraged buyouts. Prior to his time with Gordon, Mr. Reese worked in the Corporate Finance Group at PaineWebber in New York. Mr. Reese is currently on the board of directors of City Ventures, LLC, a California-based private home builder. Mr. Reese graduated with honors from Yale University with a B.S. in Electrical Engineering.
Mr. Reese brings to our Board of Directors investment expertise and extensive experience in capital markets.
Eric J. Scheyer is 57 years old and has been a member of our Board of Directors since February 2020. Mr. Scheyer is a partner at Magnetar Capital, member of the Magnetar Management Committee and Magnetar Investment Committee and head of the Energy and Infrastructure group. Prior to joining Magnetar in 2005, Mr. Scheyer spent two years as a consultant at Caxton Associates. Prior to Caxton, Mr. Scheyer was a principal of Decorel Incorporated where he served as President of Decorel S.A. de C.V. and Executive Vice President of Decorel Inc. until the sale of the company to Newell Rubbermaid. Mr. Scheyer began his career at Donaldson, Lufkin & Jenrette focusing on the oil and gas sector. Previously, Mr. Scheyer served on the board of managers of Lightfoot Capital Partners GP LLC and the board of directors of Arc Logistics Partners LP. Mr. Scheyer holds a Bachelor of Arts in History from Trinity College in Hartford, Connecticut.
Mr. Scheyer brings to our Board of Directors investment expertise and extensive experience in capital markets.
Matthew A. Drapkin is 49 years old and is the Vice Chairman of our Board of Directors. He has been a member of our Board of Directors since April 2017. Mr. Drapkin is Chief Executive Officer & Portfolio Manager of Northern Right Capital, an alternative asset manager focused on small and mid-cap public companies.
Mr. Drapkin currently serves as Executive Chairman of Boardroom Alpha, Inc., an analytics company, and as the Chairman of the board of directors of Great Elm Capital Corp. (“GECC”), a business development company. Mr. Drapkin previously served on the board of directors of Intevac, a publicly-traded provider of equipment solutions to the hard-disk drive industry and high-sensitivity imaging products, primarily for the defense market, as Chairman of the Board of Ruby Tuesday, a restaurant operator, Lead Independent Director of Hot Topic, a specialty retailer, and a director of Xura (formerly known as Comverse), a provider of telecommunications businesses solutions, Glu Mobile, a mobile gaming company, Plato Learning, a provider of curriculum management, and Alloy, a diversified media company. Before joining Northern Right Capital in December 2009, Mr. Drapkin had extensive investment experience, including his work as Head of Research, Special Situations, and Private Equity at ENSO Capital, a New York-based hedge fund, and Senior VP of Corporate Development at MacAndrews & Forbes, where he participated in more than $3 billion of transactions, including Scientific Games, Deluxe Entertainment Services, AM General, and Scantron. Prior to MacAndrews & Forbes, Mr. Drapkin served as General Manager of two of Condé Nast publications’ wholly-owned Internet sites, Epicurious.com and Concierge.com, and headed Conde Nast’s Internet venture investment effort. Mr. Drapkin began his career as an investment banker at Goldman, Sachs and Co where he advised companies on corporate finance and M&A matters. He holds a J.D. from Columbia Law School, an M.B.A. from Columbia Business School, and a B.A. in American History from Princeton University.
Mr. Drapkin brings to our Board of Directors investment expertise and extensive experience in capital markets.

James P. Parmelee is 56 years old and has been a member of our Board of Directors since June 2017. Mr. Parmelee is a managing director of Hamilton Robinson Capital Partners, a private equity firm that invests in middle-market specialty manufacturing, industrial technology and business services companies in the U.S. and Canada. Mr. Parmelee currently serves on the board of directors of PNE LLC based in Longview, WA, GrayMatter Systems based in Pittsburgh, PA and Tanknology, based in Austin, TX.
Mr. Parmelee is a former member of the board of directors of The Meet Group based in New Hope, PA. Previously, Mr. Parmelee was a Partner in Peak Ten Management, a long/short equity fund backed by Tiger Management LLC focused on investing in the global information technology sector. Mr. Parmelee was responsible for the firm’s investments in the software, IT infrastructure and Internet verticals. Prior to joining Peak Ten Management, Mr. Parmelee was a partner in Union Square Advisors LLC, a strategic advisory firm. Mr. Parmelee led the firm’s global IT infrastructure practice providing strategic M&A advisory services to the firm’s clients. From 1992 to 2004, Mr. Parmelee was a senior equity research analyst responsible for coverage of the data networking and telecommunications equipment sectors, primarily at Credit Suisse First Boston where he was most recently a Managing Director and served as the Global Coordinator of Technology Research for the firm. He holds an M.B.A. from Columbia Business School and a B.A. in Economics from Trinity College-Hartford.
Mr. Parmelee brings to our Board of Directors investment expertise and extensive experience in capital markets.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Proposal 2: Approval of 2,900,000 Additional Shares for Issuance Under the Amended and Restated 2016 Long-Term Incentive Compensation Plan
Background and Rationale
We are asking our stockholders to consider and approve an increase of the number of shares of our common stock authorized for issuance (the “LTIP Increase”) under our Amended and Restated 2016 Long-Term Incentive Compensation Plan (the “Amended and Restated LTIP”). Our Board of Directors approved the LTIP Increase on September 22, 2022, subject to approval by our stockholders at the Annual Meeting. If this Proposal 2 is approved by our stockholders, the LTIP Increase will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the LTIP Increase will not become effective and the Amended and Restated LTIP will continue in its current form.
Our sole reason for asking stockholders to approve this Proposal 2 is to increase the number of common shares, par value $0.001 per share, authorized for issuance under the Amended and Restated LTIP by 2,900,000.
The full text of the Amended and Restated LTIP, as amended by the LTIP Increase, is attached hereto as Appendix A. The description of the Amended and Restated LTIP contained in this proposal is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Purpose and Key Features of the Amended and Restated LTIP
The Amended and Restated LTIP is an equity incentive plan that is designed to align management interests with those of stockholders, provide opportunities for wealth creation and ownership, and encourage a long-term focus, all of which we believe promotes director and employee retention. The Amended and Restated LTIP is designed to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, employees and consultants. It contains features that are consistent with good governance as well as the interests of stockholders, including the following:
•	Fair Market Value Grants. The exercise price of each option or stock appreciation right may not be less than the fair market value of our common stock on the date of grant.
•
No Repricing. To better align our executive officers’ long-term interests with those of our stockholders, the Amended and Restated LTIP does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

•
Flexibility. The Amended and Restated LTIP was designed with the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons.

•	Committee Administration. The Amended and Restated LTIP is administered by a compensation committee composed solely of independent members of our Board of Directors.
•
Limited Share Recycling Provisions. Subject to the Amended and Restated LTIP’s share counting rules, shares covered by an award granted under the Amended and Restated LTIP will not be counted as used until they are actually issued and delivered to a participant. The following shares will not be added back to the aggregate share limit under the Amended and Restated LTIP: (1) shares tendered or otherwise used in payment of an option’s exercise price; (2) shares withheld or otherwise used by us to satisfy tax withholding obligations; (3) shares subject to an appreciation right that are not actually issued in connection with its share settlement on exercise; and (4) shares that are repurchased by us with option proceeds.

Why We Believe You Should Vote for this Proposal
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended and Restated LTIP is critical to achieving this success. The use of common shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
Based on the closing price on the NASDAQ Stock Market for our common shares on the Record Date of $2.05 per share, the aggregate market value as of the Record Date of the new 2,900,000 shares of common stock requested under the LTIP Increase is $5,945,000.

If the LTIP Increase is approved, we intend to utilize the shares authorized under the Amended and Restated LTIP, as amended by the LTIP Increase, to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the LTIP Increase, together with the remaining shares available under the LTIP as of the date hereof, will last for about 5 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially.
Material Changes to Amended and Restated LTIP as a result of the LTIP Increase
The only material change to the Amended and Restated LTIP contemplated by the LTIP Increase is an increase in the number of common shares authorized for issuance thereunder by 2,900,000 (from 6,050,000, of which 1,268,819 shares remain available for awards as of June 30, 2022, to 8,950,000).
Description of the Amended and Restated LTIP
The following is a summary of the material features of the Amended and Restated LTIP, but does not describe all of its terms. Therefore, you are encouraged to read the complete text of the Amended and Restated LTIP, as amended by the LTIP Increase, included as Appendix A to this proxy statement. Capitalized terms used in this Proposal 2 are defined in the Amended and Restated LTIP. In the event of any inconsistency between the Amended and Restated LTIP and this summary, the Amended and Restated LTIP will control.
Administration of the Amended and Restated LTIP
The Compensation Committee has the exclusive authority to operate, manage and administer the Amended and Restated LTIP in accordance with its terms and conditions. As administrator of the Amended and Restated LTIP, the Compensation Committee has the authority to grant awards to those individuals who are eligible to receive awards under the Amended and Restated LTIP. Among other things, the Compensation Committee has the power to determine the non-employee directors, employees and consultants who will be granted awards, the size and types of awards, the terms and conditions of awards, and the form and content of the award agreements. The Compensation Committee is also authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the Amended and Restated LTIP. The Compensation Committee also has the authority to interpret the Amended and Restated LTIP and award agreements and has the authority to correct any defects, supply any omissions and reconcile any inconsistencies in the Amended and Restated LTIP and/or any award agreements. The Compensation Committee’s decisions and actions concerning the Amended and Restated LTIP are final and conclusive. Within the limitations of the Amended and Restated LTIP and applicable law, the Compensation Committee may delegate its responsibilities under the Amended and Restated LTIP to persons selected by it. Our Board of Directors is permitted, under certain circumstances, to exercise all of the Compensation Committee’s powers under the Amended and Restated LTIP.
Eligible Participants
Our employees and consultants and those of our eligible subsidiaries and affiliates, as well as our non-employee directors, are eligible to receive awards under the Amended and Restated LTIP, as determined by the Compensation Committee in its discretion. As of the Record Date, we had approximately 10 employees, 8 non-employee directors and three consultants who were eligible to participate in the Amended and Restated LTIP. The basis for participation in the Amended and Restated LTIP is being eligible and selected by the Compensation Committee or its designee to receive a grant thereunder.
Shares Subject to the Amended and Restated LTIP
Upon the effectiveness of the LTIP Increase, up to 8,950,000 shares, subject to adjustment in the event of certain corporate events, stock splits, and similar transactions, may be issued pursuant to awards granted under the Amended and Restated LTIP. The shares subject to awards under the Amended and Restated LTIP may be authorized and unissued shares, or previously issued shares we re-acquired.
The aggregate number of shares subject to awards granted under the Amended and Restated LTIP will not be reduced by (i) shares of our common stock subject to awards that have been canceled, expired, forfeited or settled in cash or (ii) shares of our common stock issued in lieu of cash compensation based on fair market value. In addition, any shares subject to an award or portion of an award that is forfeited, terminated or settled for cash or otherwise expires will be available for future awards under the Amended and Restated LTIP. If we or one of our subsidiaries acquires or combines with another company, any awards that may be granted under the Amended and Restated LTIP in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the Amended and Restated LTIP.
However, the aggregate number of shares available for issuance of awards under the Amended and Restated LTIP will be reduced by shares withheld by GEG, tendered or otherwise used in payment of the exercise price of an option; shares withheld or otherwise used by GEG to satisfy a tax withholding obligation; shares subject to a SAR that are not actually issued in connection with the settlement thereof; and shares reacquired by GEG on the open market or otherwise using cash proceeds from the exercise of options.
Types of Awards
Under the Amended and Restated LTIP, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock and restricted stock unit awards, performance units, performance shares, cash-based awards, and other stock-based awards.
Stock Options. A stock option is the right to purchase a specified number of shares of our common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the award agreement and Amended and Restated LTIP. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Code, or nonqualified stock options. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of our common stock at the time of grant. The terms of any incentive stock option granted under the Amended and Restated LTIP must comply with the provisions of Section 422 of the Code. Stock options granted in substitution or exchange for stock options or awards of another company involved in a corporate transaction with us or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options may be paid in cash, shares of common stock already owned by the option holder, or any other method the Compensation Committee approves, such as a cashless broker-assisted exercise, that complies with applicable law, or any combination of these methods.
Stock options are evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of options granted, and the other terms of the stock option. Stock options expire at the time set forth in the agreement, however no stock option shall be exercisable later than ten years from the date of grant. Unless the award agreement provides otherwise, the Amended and Restated LTIP provides that stock options terminate immediately upon the termination of a participant’s employment or service, although the Compensation Committee may determine in its discretion that option awards may be exercised following such termination.
Stock Appreciation Rights. A stock appreciation right (“SAR”) is the right to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date for the number of shares of our common stock that are exercised. The Compensation Committee sets the grant price for each SAR. A SAR may be granted as a stand-alone award, or in tandem with the grant of a stock option. When a SAR is exercised, the holder is entitled to an amount equal to the difference between (a) the exercise price of the SAR and (b) the fair market value of a share of our common stock on the date the SAR is exercised. SARs granted with a stock option will be exercisable or terminate only when the related stock option is exercisable or terminates. A stock option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, a SAR will not be exercisable to the extent that a related stock option is exercised. SARs may be settled in cash, shares or a combination of cash and shares.
Each SAR is evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the SAR. SARs expire at the time set forth in the award agreement, and any SAR granted in tandem with a stock option will have the same term as the related stock option. No SAR will be exercisable more than 10 years after it is granted. When a participant’s service terminates, the unvested portion of the SAR will be forfeited unless otherwise provided in the award agreement. Unless the applicable award agreement or certificate provides otherwise, the Amended and Restated LTIP provides that SARs cease to be exercisable upon the termination of a participant’s employment or service, though the Compensation Committee may determine in its discretion that an option award may be exercised following such termination.
Restricted Stock and Restricted Stock Unit Awards. Restricted stock is an award of shares of our common stock that vests in accordance with the terms and conditions set forth in the award agreement. Until the applicable restrictions lapse, the shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant.
Restricted stock units confer the right to receive shares at a future date and are denominated in units of shares of our common stock. No shares of stock actually are issued to the recipient of a restricted stock unit on the grant date. Instead, when a restricted stock unit award vests, it is settled by a delivery of shares, a cash payment determined by the then-current fair market value of the shares, or a combination of shares and cash.
Each restricted stock award or restricted stock unit is evidenced by an award agreement specifying the number of shares, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or restricted stock unit. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of restricted stock units will have none of the rights of a stockholder unless and until shares are actually delivered to the participant. Upon termination of employment or a period of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited, unless the participant’s award agreement, or the Compensation Committee, provides otherwise.
Performance Units, Performance Shares and Cash-Based Awards. Performance units, performance shares and/or cash-based awards granted to a participant are amounts credited to a bookkeeping account established for the participant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share on the date of grant. Each cash-based award shall have a value that is determined by the Compensation Committee. After a performance unit, performance share or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of our common stock, or a combination thereof depending upon the extent to which performance goals or other conditions the Compensation Committee established at the time of grant are satisfied. The number of performance units, performance shares and cash-based awards granted to a participant is determined by the Compensation Committee. A participant’s award agreement describes the effect of a termination of employment on the participant’s performance units, performance shares or cash-based award. The Compensation Committee shall determine the extent to which any pre-established performance goals or other terms and conditions of the awards have been attained (or not attained) at the completion of the performance period. The Compensation Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such award. The performance goals applicable to payment of performance units, performance shares and/or cash-based awards may provide for a targeted level or levels of achievement.
Other Stock-Based Awards. The Compensation Committee may grant to participants other awards (which may include rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. Other stock-based awards may be granted either alone or in addition to other stock awards granted under the Amended and Restated LTIP. Each other stock-based award will be evidenced by an agreement specifying the date of grant, the number of shares or cash equivalent subject to the award, and other terms of the award. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.
Fair Market Value
Fair market value is generally defined by the Amended and Restated LTIP as the last sale price reported for our common stock on the primary stock exchange where our common stock is traded on the date for which fair market value is being determined. In the event no sale is reported on that date, the fair market value is the last sale price on the last preceding day on which a sale was reported. The closing per share trading price of our common stock on the Record Date was $2.05.
Limitations on the Number of Shares that may be Awarded to a Participant under the Amended and Restated LTIP
No participant may receive stock options and SARs for more than 1,000,000 shares in any fiscal year. In connection with a participant’s commencement of service for us or any of our subsidiaries or affiliates, a participant may be granted stock options and SARs for up to an additional 3,000,000 shares. The foregoing limits are subject to adjustment in the event of certain corporate events, stock splits, and similar transactions. In addition, no non-employee director may receive awards for service in any fiscal year that, together with any cash compensation payable for such fiscal year, have a grant date value of more than $500,000 (or $750,000 for the chair and/or vice chair).
Adjustments to the Shares Available for Issuance under the Amended and Restated LTIP
In the event of any corporate event or transaction, such as a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution, stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other similar change in corporate structure, partial or complete liquidation of our company or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Compensation Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered, the size of the plan reserve, and the individual participant limits, in order to prevent dilution or enlargement of participants’ rights under the Amended and Restated LTIP. The Compensation Committee shall also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect any such events, adjustments, substitutions or changes. The Compensation Committee’s adjustment shall be effective and binding for all purposes of the Amended and Restated LTIP, subject to the restrictions specified in the Amended and Restated LTIP.
Repricing of Stock Options or SARs
Except for adjustments to reflect the effects of certain corporate transactions, the exercise price of stock options and the grant price of SARs may not be lowered, stock options and SARs may not be cancelled or exchanged for stock options or SARs with a lower exercise price or grant price, and stock options and SARs with an exercise price or grant price, as the case may be, that is higher than the current fair market value may not be cancelled in exchange for cash or any other type of award, in each case without prior stockholder approval.
Transferability of Awards
Except as otherwise determined by the Compensation Committee, no award and no right under any award may be assigned, sold or transferred by a participant other than by will or by the laws of descent and distribution. The Compensation Committee may permit transferability for certain awards, on a general or specific basis, and may impose conditions and limitations on any permitted transferability, provided that no award may be transferred for value or other consideration without first obtaining approval by our stockholders.
Clawback Policy
Awards made under the Amended and Restated LTIP will be subject to recoupment, clawback or similar policy as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances.
Change of Control
In the event of a change of control, as defined in the Amended and Restated LTIP, the Compensation Committee, in its discretion and on such terms and conditions as it deems appropriate, may take any of the following actions: provide that any outstanding awards become vested, non-forfeitable and/or exercisable; cancel or terminate restrictions or other conditions applicable to awards or deem any performance goals achieved; remove from awards any restrictions on transfer, sale, assignment, pledge or other disposition; treat target payment opportunities attainable under any performance-based awards as fully or partially earned immediately prior to the effective date of the change of control; substitute for each share subject to an award the consideration received by stockholders in the transaction; convert awards into a right to receive cash equal to the spread between the exercise price, grant price or outstanding unpaid purchase price, as applicable, and the highest price per share paid in the transaction or, if higher, the highest fair market value of a share during the 30 consecutive business days immediately prior to the closing date of the transaction, multiplied by the number of shares subject to such award; and provide that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change of control; or provide that awards be exercised after, or will otherwise terminate or not terminate as of, a change of control; or provide that awards be assumed or replaced. If an award is not assumed or replaced, then such award will: become fully vested, non-forfeitable and/or exercisable; have its restrictions, performance goals or other conditions cancelled, terminated or deemed achieved; have any restrictions on transfer, sale assignment, pledge or other disposition with respect to such award lapse; and have any target payment opportunities under such outstanding performance-based award deemed to have been fully earned for the entire performance period immediately prior to the change of control.

Unless otherwise provided in an award agreement, if a participant with respect to whom an award has been assumed or replaced is terminated without “cause” or for “good reason” by us, an affiliate or a subsidiary after the change of control, all outstanding awards held by such terminated employee will: become fully vested, non-forfeitable and/or exercisable; have their restrictions, performance goals or other conditions cancelled, terminated or deemed achieved; or have any restrictions on transfer, sale assignment, pledge or other disposition lapse.
However, with respect to outstanding performance-based awards not assumed or replaced, such awards: will be deemed achieved for the entire performance periods immediately prior to the change of control; any awards denominated in shares will be paid a pro rata number of shares (or, in the discretion of the Compensation Committee, the equivalent fair market value in cash of such shares) based on the target or, if greater, actual performance; and any such awards denominated in cash will be paid a pro rata amount of cash, in either case for the length of the performance period prior to either the change of control or an individual’s termination of service, as applicable.
Term of the Amended and Restated LTIP
The Amended and Restated LTIP, as amended by the LTIP Increase, will become effective upon approval by our stockholders and will remain in effect until all shares subject to the Amended and Restated LTIP have been delivered and any restrictions on such shares have lapsed, unless the Amended and Restated LTIP is terminated earlier by our Board of Directors. No awards may be granted under the Amended and Restated LTIP on or after June 15, 2026.
Amendments, Modification or Termination of the Amended and Restated LTIP
Our Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated LTIP or any portion of it at any time. However, changes that would increase the maximum number of shares which may be sold or awarded under the Amended and Restated LTIP, decrease the minimum stock option price or grant price, change the class of persons eligible to receive awards under the Amended and Restated LTIP, extend the duration of the Amended and Restated LTIP or the period during which stock options or SARs may be exercised, or that otherwise require stockholder approval to comply with any applicable law, regulation or rule may not be made without stockholder approval.
The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any awards granted under the Amended and Restated LTIP. Any such action that would adversely affect the right of any participant shall not be made without the consent of the affected participant. Notwithstanding the foregoing, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us or any of our affiliates, or financial statements of ours or any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated LTIP.
New Plan Benefits
Following the approval of the Amended and Restated LTIP, in fiscal 2023, each of the Company’s non-employee directors will receive their regularly scheduled annual grant of restricted stock units valued at $65,000 (measured by our closing stock price on the date of grant and subject to vesting and proration, as further described below). However, other than with respect to these director grants, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended and Restated LTIP because the grant and actual pay-out of awards under the Amended and Restated LTIP are subject to the discretion of the plan administrator.
Name and Position	Dollar Value ($)
Named Executive Officers
Peter A. Reed (Chief Executive Officer)	N/A
Brent J. Pearson (Chief Financial Officer and Chief Accounting Officer)	N/A
Adam K. Kleinman (President)	N/A
Executive Group	N/A
Non-Executive Director Group	520,000
Non-Executive Officer Employee Group	N/A

Historical Grant Information
Since its inception, the following aggregate amount of option and RSU grants have been made under the Amended and Restated LTIP:
Name and Position	Number of Option Shares (#)	Number of RSUs (#)
Named Executive Officers
Peter A. Reed (Chief Executive Officer)	731,308	25,381
Brent J. Pearson (Chief Financial Officer and Chief Accounting Officer)	104,904	13,563
Adam K. Kleinman (President)	464,318	25,381
Executive Group	1,300,530	64,325
Non-Executive Officer Director Group	—	845,742
Non-Executive Officer Employee Group	524,733	22,122
Federal Income Tax Consequences under the Amended and Restated LTIP
The following discussion of certain U.S. federal income tax consequences of awards under the Amended and Restated LTIP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions, or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the Amended and Restated LTIP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.
Non-Qualified Stock Options.
The grant of a non-qualified stock option does not result in taxable income to the optionee or a deduction for us at the time it is granted. Instead, an optionee exercising a stock option will generally realize taxable compensation at that time in the amount of the difference between the stock option price and the then market value of the shares, and income tax withholding requirements apply upon exercise. Generally, we will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee’s tax basis in the option shares is equal to the stock option price paid for the shares plus the amount includable in income upon exercise. At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.
Incentive Stock Options.
An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of ours or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.
If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and we will not be allowed an income tax deduction at any time. The difference between the stock option exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss.
If the optionee meets the employment rule, but fails to observe the holding rule (a disqualifying disposition), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the option exercise price as ordinary income in the year of the disqualifying disposition. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the stock option exercise price. In both situations, the tax deduction we are allowed will be limited to the ordinary income recognized by the optionee. Under current Internal Revenue

Service (“IRS”) guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.
Restricted Stock.
Upon the grant of restricted stock, a participant will not recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which he will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.
Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Other Stock Based Awards.
A participant who receives a restricted stock unit award, performance share award, performance unit award or other stock-based award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such award and we are not entitled to a deduction at that time.
When any part of a performance share award or award of restricted stock units is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.
Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.
Cash-Based Awards.
A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation.
Stock options, restricted stock awards, restricted stock unit awards, performance share awards, and other stock-based awards available under the Amended and Restated LTIP are designed either to be exempt from the requirements of Code Section 409A or to satisfy its requirements. Awards subject to Code Section 409A and that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the award.
Registration with the Securities and Exchange Commission
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Amended and Restated LTIP, as amended by the LTIP Increase, with the Securities and Exchange Commission pursuant to the Securities Act, as soon as practicable after approval of the LTIP Increase by our stockholders.

Vote Requirement
The LTIP Increase to the Amended and Restated LTIP Proposal will be approved if a majority of the shares of our common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal. If Proposal 2 is not approved, the LTIP Increase will not become effective and the Amended and Restated LTIP will continue operating under its current terms.
Equity Compensation Plan Information
Plan Category (as of June 30, 2022)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,446,728	$3.68(1)	2,212,819(2)
Equity compensation plans not approved by security holders	—	—	—
(1)	Represents the weighted average exercise price of outstanding options only, as restricted share units do not have an exercise price.
(2)	Total includes 1,268,819 under the Great Elm Group, Inc. 2016 Long-Term Incentive Plan and 944,000 under the Great Elm Group, Inc. 2016 Employee Stock Purchase Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

Proposal 3: Approval, Pursuant to Nasdaq Listing Rule 5635(a)(2), of the Issuance of Shares of Our Common Stock to Settle the ICAM Promissory Note and Pay the Earnouts (if Required)
Background
On May 4, 2022, GECM entered into the Monomoy Purchase Agreement with ICAM to acquire the investment management agreement and certain related assets for Monomoy REIT. Monomoy REIT focuses on acquiring, owning and managing primarily industrial properties to lease to single investment grade tenants in the United States. Formed in 2014, Monomoy REIT is a private real estate investment trust founded by ICAM, with a 114 property portfolio of diversified net leased industrial assets representing approximately $358 million of real estate at fair value as of June 30, 2022. The transaction closed contemporaneously with signing the Monomoy Purchase Agreement.
The upfront purchase price of $10.0 million was financed through (1) $2.5 million in newly issued shares of our common stock, which equals 1,369,984 shares issued at $1.81 per share, which is the 30-calendar day volume-weighted average of the closing sales price per share of our common stock ending on April 14, 2022, (2) $1.25 million of shares of common stock, par value $0.01 per share, of GECC (“GECC Common Stock”), which were owned by us, valued at $12.50 per share, and (3) the ICAM Promissory Note issued by GECM in an aggregate principal amount of approximately $6.3 million, which bears interest at 6.5% per annum. The ICAM Promissory Note is due August 4, 2023, but may be extended by GECM for an additional nine months, subject to certain conditions. The ICAM Promissory Note may be repaid at any time, in whole or in part, at GECM’s option with cash or newly issued shares of our common stock. GECM has repaid approximately $600,000 of the aggregate principal amount of the ICAM Promissory Note and approximately $5.7 million remains outstanding.
In addition to the consideration paid at closing, we agreed to pay up to $2.0 million in the aggregate if certain performance targets are met during each of the first two years following closing (the “Earnouts”), payable at our option with either cash or newly issued shares of our common stock. Notwithstanding the ability to settle the ICAM Promissory Note and pay the Earnouts using shares of our common stock, no additional shares of our common stock may be issued without stockholder approval. Any shares of our common stock issued under the Monomoy Purchase Agreement will receive customary registration rights.
In connection with the transaction, we committed to investing $15.0 million into Monomoy REIT, and intend on investing an additional $15.0 million in Monomoy REIT over the next 12 months, although we are not contractually obligated to do so.
Jason Reese, the Executive Chairman of our Board of Directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own, in aggregate, approximately 23.3% of our common stock. The transaction was approved under our related party transaction policy and unanimously approved by the disinterested members of our Board of Directors.
On May 5, 2022, we filed a Current Report on Form 8-K (“Form 8-K”) with the SEC regarding the terms of the Monomoy Purchase Agreement. Please see the Form 8-K for a further description of the transaction.
Why We Are Seeking Stockholder Approval
Our common stock is listed on the Nasdaq Global Select Market and we are subject to the Nasdaq Listing Rules. Pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if any director, officer or substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company.
The ICAM Promissory Note will be payable in cash at maturity, and the Earnouts (if required) will be settled in cash. Alternatively, but only if our stockholders have approved the issuance of stock as described in this Proposal 3 under Nasdaq Listing Rule 5635(a)(2), the ICAM Promissory Note will be settleable in newly issued shares of our common stock at maturity at GECM’s option (or earlier at GECM’s option), and the Earnouts will be settleable in newly issued shares of our common stock at GECM’s option. Stockholder approval is required under Nasdaq Listing Rule 5635(a)(2) because the additional shares of our common stock would be issued to a substantial stockholder affiliated with one of our directors and result in an increase in outstanding shares of common stock or voting power above 5%. We are seeking stockholder approval of this Proposal 3 in order to satisfy the requirements of Nasdaq Listing Rule 5635(a)(2) with respect to the issuance of shares of our common stock to ICAM, as Jason Reese, the Executive Chairman of our Board of Directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own, in aggregate, approximately 23.3% of our common stock. If such stockholder approval is not obtained prior to maturity, the ICAM Promissory Note will only be settled, and the Earnouts will only be paid, in cash. If such stockholder approval is obtained, we may issue shares of our common stock to settle the principal amount outstanding under the ICAM Promissory Note and pay the Earnouts (if required).
We are not seeking stockholder approval of our entry into the Monomoy Purchase Agreement. We already entered into the Monomoy Purchase Agreement. The failure of our stockholders to approve this proposal will not negate the existing terms of the Monomoy Purchase Agreement or any other documents relating to the transaction.
Effect of the Proposal 3 on Current Stockholders
If this Proposal 3 is adopted, we may issue shares of our common stock, based on the volume-weighted average price of our common stock for the 30-day period prior to the date of grant, sufficient to repay the outstanding principal amount of the ICAM Promissory Note and pay the Earnouts (if required) pursuant to the Monomoy Purchase Agreement with respect to GECM’s acquisition of the investment management agreement and certain related assets for Monomoy REIT. Solely for illustrative purposes, using the Record Date as the date of grant, up to 3,613,599 shares could be issued to repay the outstanding amount of the ICAM Promissory Note and pay the full amount of the Earnouts, if required. The actual number of shares issued, if any, would be based upon the volume-weighted average price of our common stock for the 30-day period prior to the date of issuance and, therefore, is not currently known and may be higher or lower than the illustrative amount in the preceding sentence. Any such issuance of common stock would result in dilution to our stockholders.
Vote Requirement
The issuance of shares of our common stock to settle the ICAM Promissory Note and pay the Earnouts (if required) will be approved if a majority of the shares of our common stock, present in person or represented by proxy and entitled to vote on the subject matter, vote in favor of the proposal.
THE DISINTERESTED MEMBERS OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND
THAT YOU VOTE “FOR” PROPOSAL 3.

Proposal 4: Ratification of Independent Registered Public Accounting Firm
The members of our Audit Committee and our Board of Directors believe the continued retention of Grant Thornton as our independent registered public accounting firm is in our and our stockholders’ best interest. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.
Representatives of Grant Thornton are not expected to attend the Annual Meeting. Thus, it is not expected that they will have an opportunity to make a statement regarding their services, or be available to respond to appropriate questions. The Board of Directors does not know of any direct or indirect financial interest of Grant Thornton in the Corporation.
The following table presents aggregate fees billed to us for services rendered by Grant Thornton for the fiscal years ended June 30, 2022 and 2021:
	Year Ended June 30,
In thousands	2022	2021
Audit Fees:
Audit services, statutory audits, quarterly reviews and 1933 Act filings	$683	$561
Audit-Related Fees:
Due diligence, accounting consultations and audits in connection with mergers and acquisitions and attest services related to financial reporting that are not required by statute or regulation	$192	$75
Tax Fees:
Income tax compliance and consulting	—	—
All Other Fees: (including financial information systems design and implementation)	—	—
Total fees	$875	$636
Audit Committee Pre-Approval Policies and Procedures. Among its other duties, our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. Our Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if the committee approves the engagement of the independent auditor. On a periodic basis, management reports to our Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. All services performed by Grant Thornton during fiscal years 2022 and 2021 were approved in accordance with our Audit Committee’s pre-approval guidelines.
Audit Committee Report.As of June 30, 2022, the Audit Committee of our Board of Directors was composed of the three directors named below, each of whom have been determined by our Board of Directors to be independent directors. Our Board of Directors also determined that each member of the Audit Committee is financially literate and that Mr. Hugar is an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission. The committee’s charter, adopted by our Board of Directors, is posted on our website at www.greatelmgroup.com.
The following report of the Audit Committee, covering our fiscal year ended June 30, 2022, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the SEC, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or Securities Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Grant Thornton, are responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.
Based on the Audit Committee’s review and discussions described above, and subject to the limitations on its role and responsibilities as described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K of the Company for the year ended June 30, 2022 for filing with the U.S. Securities and Exchange Commission.
James H. Hugar, Chair
Thomas S. Harbin III
James P. Parmelee
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

Proposal 5: Advisory Vote on the Compensation of Our Named Executive Officers
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our fiscal executive compensation program. Additional information on our executive pay program is provided in this proxy statement under the heading “Compensation of Directors and Executive Officers.”
We are asking our stockholders to vote in favor of the following resolution:
“RESOLVED, that the stockholders of Great Elm Group, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Great Elm Group, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the information in the Summary Compensation Table, related compensation tables, and other related narrative disclosure under the heading “Compensation of Directors and Executive Officers” below.
Approval requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.
While this vote is advisory and non-binding, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Advisory “say-on-pay” votes have been scheduled to be held once every year. We expect to hold the next advisory vote to approve the compensation of our named executive officers next year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5.

CORPORATE GOVERNANCE
Our business and affairs are managed and all corporate powers are exercised under the direction of our Board of Directors. Our Board of Directors establishes fundamental corporate policies and oversees our performance and our Chief Executive Officer and the other officers to whom our Board of Directors delegated authority to manage day-to-day business operations.
Our Board of Directors adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for our governance. It also adopted a Code of Conduct that applies to members of our Board of Directors, our executive officers as well as all of our employees. Our Board of Directors has committees that assist our Board of Directors in carrying out its responsibilities. Each operates under a written charter adopted by our Board of Directors.
Our standing committee charters, including our Audit, Compensation, and Nominating and Corporate Governance Committee charters, and Code of Conduct are posted on our website at www.greatelmgroup.com. Paper copies may be obtained upon request by writing to: Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
Board of Directors
Functions
In addition to its general oversight role, our Board of Directors performs a number of specific functions, including:
•	Hiring and firing our Chief Executive Officer and overseeing his or her performance and that of other senior management in the operation of the Corporation;
•	Planning for management succession;
•	Guiding corporate strategy;
•	Reviewing and monitoring strategic, financial and operating plans and budgets and their development and implementation by management;
•	Assessing and monitoring risks and risk-management strategies;
•	Suggesting, reviewing and approving significant corporate actions;
•
Reviewing and monitoring processes designed to maintain our integrity, including financial reporting, compliance with legal and regulatory obligations, and relationships with stockholders, employees, customers, suppliers and others; and

•	Selecting director nominees, appointing board committee members, forming board committees and overseeing effective corporate governance.
Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated and whether an independent director should serve as Chairman. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then prevailing circumstances. Our Board of Directors determined that its leadership structure is appropriate in light of our current management framework.
Currently, we have a non-independent Chairman, whose roles include:
•	To act as the principal liaison between the independent directors and the Chief Executive Officer;
•	To review and approve all board and committee agendas and approve information sent to our Board of Directors, providing input to management on the scope and quality of such information;
•
To consult with the Chief Executive Officer and committee chairs regarding the topics and schedules of the meetings of our Board of Directors and its committees and approve such schedules to assure that there is sufficient time for discussion of all agenda items;

•	To call a special meeting of our Board of Directors or the independent directors at any time, at any place and for any purpose;

•	To be available for consultation and direct communication with GEG’s major stockholders;
•	To consult with the Nominating and Corporate Governance Committee as part of the committee’s review of director nominations and recommendations of director candidates;
•	To consult with directors regarding acceptance of memberships on other boards to assure that multiple board service does not conflict or otherwise interfere with such directors’ service to GEG;
•
Led by the Compensation Committee and together with the Chief Executive Officer, to report annually to our Board of Directors on succession planning, including policies and principles for executive officer selection;

•	To organize, convene and preside over executive sessions of the independent directors and promptly communicate approved messages and directives to the Chief Executive Officer; and
•	To perform such other duties as may be assigned from time-to-time by the independent directors.
The position and role of Chairman is intended to provide board leadership. It is also intended to expand lines of communication between our Board of Directors and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.
Mr. Reese currently serves as Executive Chairman of the Board and Mr. Drapkin currently serves as Vice Chairman of the Board.
Our Board of Directors believes that its independence and oversight of management is maintained effectively through this flexible leadership structure, our Board of Directors’ composition and sound corporate governance policies and practices.
Director Independence
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by Nasdaq. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with the Corporation that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. They also identify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors and director nominees. In its most recent review, our Board of Directors considered, among other things, the absence of any employment relationships between the Corporation and its current directors and nominees and their immediate family members; the absence of any of the other specific relationships that would preclude a determination of independence under the Nasdaq independence rules; the absence of any affiliation of our directors and their immediate family members with our independent registered public accounting firm, compensation consultants, legal counsel, and investment bankers; and the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions (other than as described herein).
Based upon this review, our Board of Directors affirmatively determined that each of our directors, except for Messrs. Reese and Serota, is independent. The independent directors are:
•	Matthew A. Drapkin	•	David Matter
•	Thomas S. Harbin III	•	James P. Parmelee
•	James H. Hugar	•	Eric J. Scheyer
The Board of Directors expects to approve a decrease in the size of the Board of Directors from eight directors to six, concurrent with the Annual Stockholders’ Meeting, and expects to have all independent directors, except for Mr. Reese.
Director Share Ownership Guidelines
Our Board of Directors has established director share ownership guidelines. Our non-employee directors are expected to beneficially own during their service as a board member common stock equal in value to at least five times the annual cash retainer for non-employee directors, excluding any committee retainers. Non-employee directors have five years from their initial election to the Board of Directors to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. The value of a non-employee director’s beneficial ownership of common stock is calculated by multiplying (i) the sum of the number of shares of common stock beneficially owned by the non-employee director (as determined in accordance with the next paragraph) by (ii) the closing price per share of the common stock on the applicable measurement date.
Shares that count toward meeting the stock ownership guidelines for the directors are any class of our equity securities in any case held (i) directly or indirectly or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA or deferred compensation plan; (iv) as shares of restricted common stock and as shares subject to outstanding restricted stock unit awards, in either case, that vest solely based on the passage of time; and (v) as shares subject to outstanding deferred stock units. Shares of common stock subject to outstanding stock options, whether exercisable or unexercisable; unearned restricted common stock, restricted stock unit awards or other incentive awards, in each case, that vest based on performance; and warrants and all other forms of derivative securities do not count toward the stock ownership guidelines.
We prohibit shorting our stock by our directors and executive officers.
Board and Committee Meetings; Executive Sessions; Annual Stockholders’ Meetings
At regularly scheduled board and committee meetings, directors review and discuss management reports regarding our performance, prospects and plans, as well as significant opportunities and immediate issues facing us. At least once a year, our Board of Directors also reviews management’s long-term strategic and financial plans.
The Chief Executive Officer proposes the agenda and schedule for each board meeting to the Chairman of the Board, who then reviews and modifies or approves it. Committee agendas and schedules are set by or in consultation with the committee chair and with the approval of the Chairman of the Board. Directors are encouraged to propose agenda items, and any director also may raise at any meeting subjects that are not on the agenda. Information and other materials important to understanding the business to be conducted at Board of Directors and its committee meetings, to the extent available, are distributed in writing to the directors in advance of the meeting. Additional information may be presented at the meeting. An executive session of independent members of the Board of Directors is held at each regular board meeting, and any director may call for an executive session at any Board of Directors’ meeting. The Vice Chairman of the Board presides over executive sessions.
During the fiscal year ended June 30, 2022, our Board of Directors held 4 meetings and committees of our Board of Directors held 7 meetings. Directors, on an aggregate basis, attended 100% of the combined number of these meetings.
Evaluation of Board and Director Performance
The Nominating and Corporate Governance Committee is required to annually review and evaluate the performance of our Board of Directors. The committee is required to assess our Board of Directors’ contribution as a whole and identify areas in which our Board of Directors or senior management believes a better contribution may be made. The purpose of the review is to increase the effectiveness of our Board of Directors, and the results are required to be reviewed with our Board of Directors and its committees.
Our Board of Directors is required to annually review the individual performance and qualifications of each director who may wish to be considered for nomination to an additional term. The evaluations are required to be reviewed by the Nominating and Corporate Governance Committee, which is required to make recommendations to our Board of Directors regarding nominees for election as directors.
Risk Oversight
Our Board of Directors is responsible for the general oversight of risks that affect us. Our Board of Directors receives regular reports on our operations from our Chief Executive Officer, as well as other members of management. Our Board of Directors reviews these reports and makes inquiries in their business judgment.
Our Board of Directors also fulfills its oversight role through the operations of its various committees, including our Audit Committee. Our Board of Directors receives periodic reports on each committee’s activities. Our Audit Committee has responsibility for risk oversight in connection with its review of our financial reports filed with the

SEC. Our Audit Committee receives reports from our Chief Financial Officer and our independent auditors in connection with the review of our quarterly and annual financial statements regarding significant financial transactions, accounting and reporting matters, critical accounting estimates and management’s exercise of judgment in accounting matters. When reporting on such matters, our independent auditors also provide their assessment of management’s report and conclusions.
Succession Planning and Management Development
Our Compensation Committee oversees and regularly evaluates leadership succession planning practices and results. Our Compensation Committee reports annually to our Board of Directors on succession planning, including policies and principles for executive officer selection.
Review of Related Person Transactions
SEC rules require us to disclose certain transactions involving more than $120,000 in which we are a participant and any of our directors, nominees as directors or executive officers, or any member of their immediate families, has or will have a direct or indirect material interest. The charter of our Audit Committee requires the committee to review and approve or ratify any such “related person transaction” that is required to be disclosed. Except as disclosed in this proxy statement, there have been no transactions or proposed transactions requiring review during fiscal 2022 through the date of the mailing of this proxy statement.
Board Access to Senior Management, Independent Accountants and Counsel
Directors have complete access to our independent registered public accounting firm, senior management and other employees. They also have complete access to counsel, advisors and experts of their choice with respect to any issues relating to our Board of Directors’ discharge of its duties.
Retirement Policy
We have not established a board retirement policy.
Committees of our Board of Directors
Audit Committee
Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. On a routine basis, our Audit Committee meets separately with our independent auditors and invites select employees who work under the Chief Financial Officer to participate in its meetings. Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and Nasdaq listing standards, and that at least one member of our Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. The responsibilities and activities of our Audit Committee are described in greater detail in our Audit Committee charter.
Our Board of Directors determined that each member of our Audit Committee met the independence and financial knowledge requirements under the Audit Committee charter, the SEC rules, and the Nasdaq listing standards. Our Board of Directors also determined that Mr. Hugar qualifies as an “audit committee financial expert” in accordance with SEC rules, based upon his experience and understanding with respect to accounting and auditing matters. Our Audit Committee held 4 meetings during the fiscal year ended June 30, 2022.

Compensation Committee
The Compensation Committee of our Board of Directors acts on behalf of our Board of Directors to review, adopt and oversee our compensation and employee benefit programs and practices, including, but not limited to:
•
establishment of corporate goals and objectives relevant to the compensation of our named executive officers and our other executive officers and evaluation of performance in light of these stated objectives;

•
evaluation of the performance of the named executive officers and determination and approval of, and, in the case of our Chief Executive Officer, recommendation to our Board of Directors for approval, the compensation and other terms of employment, including long-term incentive compensation, severance and change-in-control arrangements, of our named executive officers;

•
appointment, retention, compensation, termination and oversight of the work of any independent experts, consultants and other advisers, review and approval of the fees and retention terms for such experts, consultants and other advisers and consideration at least annually of the independence of such consultants;

•
review and administration of our general compensation plans and other employee benefit plans, including incentive-based compensation and equity compensation plans and other similar plans and programs; and

•
review with management the Compensation Discussion and Analysis (or other applicable executive compensation disclosure), including the determination of whether to recommend that it be included in the proxy statement. In fulfilling its responsibilities, our Compensation Committee is entitled to delegate to a subcommittee for any purpose it deems appropriate, including delegation to a subcommittee of our Board of Directors consisting of one or more members of our Board of Directors the authority to make awards to non- executive officers under the equity-based plans, in accordance with guidelines and policies set by our Compensation Committee.

For executive officers other than our Chief Executive Officer, our Compensation Committee considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer on which compensation determinations are then made. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, which determines whether, and if so in what manner, to recommend to the full Board of Directors any adjustments to his compensation as well as awards to be granted. Our Compensation Committee does not determine non-employee director compensation.
Our Board of Directors determined that each of the members of our Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of our Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. The Compensation Committee met 2 times during the fiscal year ended June 30, 2022. Our Compensation Committee operates under a written charter adopted by our Board of Directors,
The charter of our Compensation Committee provides that any independent compensation consultant engaged by our Compensation Committee works for our Compensation Committee, not our management, with respect to executive and director compensation matters.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating individuals to serve as our directors, advising our Board of Directors with respect to its composition, procedures and committees, evaluating incumbent directors, and assessing the performance of management. Our Nominating and Corporate Governance Committee also oversees the development of our corporate governance matters. The responsibilities and activities of our Nominating and Corporate Governance Committee are described in greater detail in the Nominating and Corporate Governance Committee charter.
Our Nominating and Corporate Governance Committee is committed to a diversified board, seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. However, our Nominating and Corporate Governance Committee does not have a policy with respect to diversity considerations in the selection of director nominees. Our Nominating and Corporate Governance Committee evaluates nominees to our Board of Directors, which evaluation applies to both new director candidates as well as incumbent directors, in the context of the current composition of our Board of Directors, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the criteria for director qualifications set by our Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate to maintain a balance of knowledge, experience, effectiveness and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee typically reviews such directors’ overall service during their term, including:
•	the number of meetings attended;
•	the level of participation;
•	the quality of performance; and
•	any other relationships and transactions that might impair such directors’ independence.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee arranges for as many members of the Nominating and Corporate Governance Committee as it determines advisable to interview each potential candidate it is considering recommending to our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.
Our Nominating and Corporate Governance Committee believes that a candidate for director should have certain minimum qualifications. Our Nominating and Corporate Governance Committee will generally consider such factors as:
•	possessing relevant expertise upon which to be able to offer advice and guidance to management, including public company board experience and international business experience;
•	the ability to read and understand basic financial statements;
•	having sufficient time to devote to our affairs;
•	a reputation for personal integrity and ethics;
•	demonstrated excellence in his or her field;
•	the ability to work effectively with the other members of our Board of Directors;
•	having the ability to exercise sound business judgment; and
•	the commitment to rigorously represent the long-term interests of the stockholders.
Notwithstanding the foregoing, our Nominating and Corporate Governance Committee reserves the right to modify these factors from time to time, taking into account the then current needs of our Board of Directors in an effort to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee considers and evaluates any candidate who is properly recommended by stockholders, identified by members of our Board of Directors or our executive officers, or, at the discretion of our Nominating and Corporate Governance Committee, an independent search firm.
Our Nominating and Corporate Governance Committee held 1 meeting during the fiscal year ended June 30, 2022.
Communications with our Board of Directors
Stockholders and other interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the Chair of any such committee by mail. All such correspondence may be sent addressed to our Board of Directors, any committee or any individual director, c/o Corporate Secretary, Great Elm Group, Inc., 800 South Street, Suite 230, Waltham, MA 02453.
All stockholder communications will be opened and reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, the Corporate Secretary will make sufficient copies and send one copy to each director who is a member of the group or committee to which the envelope is addressed.
Nasdaq Board Diversity Rules
On August 6, 2021, the SEC approved new Nasdaq Rules concerning board diversity. The new Nasdaq Rules require each Nasdaq-listed company to disclose its board diversity on an annual basis and, by August 7, 2023, to either have a diverse board (or explain why it does not).
The Board diversity matrix below presents the Board’s diversity statistics as required by Nasdaq Rules.
(As of the Record Date)*
Total Number of Directors: 8
Part I: Gender Identity	Male	Female	Non-Binary	Not Disclosed
Number of Directors Based on Gender Identity	8	—	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	8	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee during fiscal 2022:
•	was an officer or employee of ours or any of our subsidiaries;
•	was formerly an officer of ours or any of our subsidiaries; or
•	(except as described herein) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions in this proxy statement.
Insider Trading Policy — Hedging
Our insider trading policy provides that all directors, officers and employees of the Company and GECM and the executive officers and certain employees with access to financial information of Great Elm Healthcare, LLC (Covered Persons) and certain of their related persons may not engage in any hedging or monetization transactions, such as zero cost collars and forward sale contracts, with respect to Company securities, including those granted to, or held directly or indirectly by, such Covered Persons. Further, such persons may not trade in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short.”
Certain Relationships and Related Transactions
On February 26, 2020, we issued $30 million aggregate principal amount of the PIK Notes. Funds managed by ICAM and Northern Right, significant stockholders of the Company, and Mr. Scheyer’s affiliated trusts, each purchased the PIK Notes.
In October 2020, GECM entered into a shared personnel and reimbursement agreement with ICAM. Jason W. Reese, the Executive Chairman of our Board of Directors, is the Chief Executive Officer of ICAM. Costs incurred under this agreement that are not reimbursed by third parties are included in investment management expenses in our condensed consolidated statement of operations. For the fiscal year ended June 30, 2022, gross costs incurred under the agreement were $1.2 million. The net amount paid to ICAM pursuant to the agreement in for the fiscal year ended June 30, 2022 after reimbursement by third parties was $0.9 million. Such net amount reflects third-party reimbursements made during one quarter of the fiscal year ended June 30, 2022.
On March 10, 2021, we issued $2.25 million of PIK Notes to MAST Capital Management, LLC (“MAST Capital”) in exchange for all outstanding obligations under the $3.1 million senior secured note issued by GECC GP Corp. (“GP Corp.”). to MAST Capital, all common stock in GP Corp. held by MAST Capital and its affiliates, and termination of MAST Capital’s board appointment rights. Separately, we repurchased the GP Corp. common stock held by certain of our employees for nominal consideration. MAST Capital owned 5% or more of our outstanding common stock at the time of the transactions.
On June 23, 2021, our majority-owned indirect subsidiary, Great Elm FM Acquisition, Inc. (“FM Acquisition”), entered into an agreement (the “Real Estate Purchase Agreement”) with Monomoy Properties Fort Myers FL, LLC (“Monomoy FM”) to sell our real estate business (“Real Estate Business”) to Monomoy FM for $4.6 million in cash. The Real Estate Business consists of majority-interests in two Class A office buildings totaling 257,000 square feet situated on 17 acres of land in Fort Myers, Florida. We acquired the Real Estate Business in March 2018 for $2.7 million. Pursuant to the terms of the Real Estate Purchase Agreement, the proceeds of the sale were reinvested in newly issued membership interests of Monomoy Properties, LLC (“Monomoy Fund”), a privately-held fund managed by ICAM and comprised of a portfolio of net leased industrial real estate assets. Jason W. Reese, the Executive Chairman of the Company’s board of directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own, in aggregate, approximately 23.3% of our common stock.
On May 4, 2022, GECM entered into the Monomoy Purchase Agreement with ICAM to acquire the investment management agreement and certain other assets related thereto for Monomoy REIT. Monomoy REIT focuses on acquiring, owning and managing primarily industrial properties to lease to single investment grade tenants in the United States. Formed in 2014, Monomoy REIT is a private real estate investment trust founded by ICAM, with a 114 property portfolio of diversified net leased industrial assets, including the Real Estate Business acquired by Monomoy Fund in June 2021, representing approximately $358 million of real estate at fair value as of June 30, 2022. The transaction closed contemporaneously with signing the Monomoy Purchase Agreement.
The upfront purchase price of $10.0 million was financed through (1) $2.5 million in newly issued shares of our common stock, which equals 1,369,984 shares issued at $1.81 per share, which is the 30-calendar day volume-weighted average of the closing sales price per share of our common stock ending on April 14, 2022, (2) $1.25 million of shares of GECC Common Stock, which were owned by us, valued at $12.50 per share, and (3) the ICAM Promissory Note issued by GECM in an aggregate principal amount of approximately $6.3 million, which bears interest at 6.5% per annum. The ICAM Promissory Note is due August 4, 2023, but may be extended by GECM for an additional nine months, subject to certain conditions. The ICAM Promissory Note may be prepaid at any time, in whole or in part, at GECM’s option with cash or newly issued shares of our common stock. GECM has repaid approximately $600,000 of the aggregate principal amount of the ICAM Promissory Note and approximately $5.7 million remains outstanding.
In addition to the consideration paid at closing, we agreed to pay up to $2.0 million if certain performance targets are met during the first two years following closing, payable at our option with either cash or newly issued shares of our common stock. Notwithstanding the ability to settle the ICAM Promissory Note and pay the Earnouts using shares of our common stock, no additional shares of our common stock may be issued without stockholder approval. Any shares of our common stock issued under the Monomoy Purchase Agreement will receive customary registration rights.
In connection with the transaction, we committed to investing $15.0 million into Monomoy REIT, and intend on investing an additional $15.0 million in Monomoy REIT over the next 12 months, although we are not contractually obligated to do so.
Jason Reese, the Executive Chairman of our Board of Directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own, in aggregate, approximately 23.3% of our common stock. The transaction was approved under our related party transaction policy and unanimously approved by the disinterested members of our Board of Directors.

Our Amended and Restated Certificate of Incorporation and indemnification agreements with our directors and executive officers obligate us to indemnify our directors and executive officers. We have also purchased director and officer indemnification insurance.
Our Code of Conduct applies to our directors and employees (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer). Our Code of Conduct provides our written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families which create or appear to create an actual or potential conflict between the individual’s interests and our interests. Our Audit Committee is responsible for interpreting our Code of Conduct, reviewing reports of alleged breaches of such Code of Conduct and granting waivers of or approving amendments of such Code of Conduct. Our Audit Committee is responsible for reviewing past or proposed transactions between us and related persons. We expect that any amendment to the code, or any waiver of its requirements, will be disclosed on our website. The identification of our website does not include or incorporate by reference the information on our website into this report.
Our Code of Conduct requires all of our employees, executive officers and directors to avoid any activity or personal interest that creates or appears to create a conflict of interest with us, and requires all of our personnel to disclose any such activity or interest to management. Our directors and executive officers are required to obtain the prior written approval of our Audit Committee, or its designated member, following the full disclosure of all facts and circumstances before making any investment, accepting any position or benefits, or participating in any transaction or business arrangement that creates or appears to create a conflict of interest. All of our other employees are required to make such disclosure to, and receive the prior written approval of, those individuals who are delegated such responsibility through policies and procedures adopted by us.
Executive Officers
Name	Age	Position
Peter A. Reed	42	Chief Executive Officer
Brent J. Pearson	41	Chief Financial Officer & Chief Accounting Officer
Nichole Milz	48	Chief Operating Officer
Adam M. Kleinman	47	President
Peter A. Reed has been our Chief Executive Officer since September 2017. Mr. Reed served as a member of our Board of Directors from May 2015 until May 2022. Mr. Reed previously served as President, Chief Executive Officer, and Chairman of the board of directors of GECC. Until September 2017, Mr. Reed was Portfolio Manager and Partner at MAST Capital, a Boston-based registered investment advisor. Prior to joining MAST Capital in 2004, Mr. Reed was an investment banking analyst at Brown, Gibbons, Lang & Company where he worked on mergers and acquisitions, in- court and out-of-court financial restructurings, and debt and equity private placements for middle market companies.
Brent J. Pearson has been our Chief Financial Officer since September 2019, and previously served as our interim Chief Financial Officer from February 2019 to September 2019. Mr. Pearson has also served as our Chief Accounting Officer since October 2018. Prior to joining GEG, Mr. Pearson was a Senior Manager in the audit practice at Deloitte, where he held various positions of increasing responsibility from 2005-2018. Mr. Pearson received a Master’s in Accounting and a Bachelor of Science from Boston College and is a Certified Public Accountant.
Nichole Milz has been our Chief Operating Officer since September 6, 2022. Prior to joining GEG, Mrs. Milz spent 16 years at Magnetar Capital LLC where she worked in various senior Operations, Finance and Strategy roles. At Magnetar, she served as Deputy Chief Operating Officer and ESG Officer of the Magnetar Energy and Infrastructure Group as well as a member of the Energy & Infrastructure management committee. Mrs. Milz also served as Treasurer of Star Peak Energy Transition Corp and Star Peak Corp II, two alternative energy-focused Special Purpose Acquisition Corporations. Prior to Magnetar, Mrs. Milz spent four years at Citadel Investment Group as head of Capital Structure Analysis, a team supporting the Global Credit group in modeling and fundamental credit analysis. She began her career at Ernst & Young where she was an Audit manager in the Entrepreneurial Services group, a Firm Educator, and a nominee and participant in the firm’s National Accounting Research Program. Mrs. Milz received her Master of Professional Accountancy and Bachelor of Business Administration with honors from the McCombs School of Business at The University of Texas at Austin in 1997.
Adam M. Kleinman has been our President since March 21, 2018. Mr. Kleinman is GECC’s Chief Compliance Officer and GECM’s President, General Counsel and Chief Compliance Officer. Mr. Kleinman was a Partner, Chief Operating Officer and General Counsel of MAST Capital from 2009 to September 2017. Prior to joining MAST

Capital, Mr. Kleinman was an associate in the Banking and Leverage Finance group at Bingham McCutchen LLP, where he represented financial institutions, hedge funds and corporate borrowers in a broad range of commercial finance transactions, including syndicated debt financings, asset-based credit facilities and domestic and international debt workouts and restructurings. Mr. Kleinman graduated Phi Beta Kappa form Haverford College in 1997 with a BA in History and received his JD from the University of Virginia School of Law in 2004.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(6)	Total ($)
Peter A. Reed(1) Chief Executive Officer	2022	300,000	—	—	—	—	233,788	533,788
	2021	275,000	172,812	—	—	—	10,844	458,656
Brent J. Pearson(2) Chief Financial Officer & Chief Accounting Officer	2022	250,000	87,500	12,500	12,500	—	11,600	374,100
	2021	250,000	75,000	24,999	14,608	—	11,400	376,007
Adam M. Kleinman(3) President	2022	300,000	35,938	—	—	—	214,100	550,038
	2021	275,000	157,500	—	—	—	10,844	443,344
(1)	Mr. Reed became our Chief Executive Officer on September 18, 2017.
(2)
Mr. Pearson has served as our Chief Accounting Officer since October 29, 2018, was appointed our Chief Financial Officer in September 2019 and previously served as Interim Chief Financial Officer from February 2019 until September 2019.

(3)	Mr. Kleinman has been our President since March 21, 2018. $160,581 and $85,000 of Mr. Kleinman’s compensation in the fiscal years ended June 30, 2022 and 2021, respectively, was reimbursed by GECC.
(4)
Incentive amounts payable under the GECM Performance Bonus Plan for the performance period ended June 30, 2022 are discretionary and were paid partially in cash, which is reported in this column, and partially in shares of GEG stock granted in fiscal 2023 for Messrs. Pearson and Kleinman.

(5)
The amounts in this column reflect the aggregate grant date fair value of option or stock awards, as indicated, calculated in accordance with FASB ASC Topic 718, which, for Mr. Pearson in 2021, represents the equity portion of his performance bonus earned in 2020.

(6)
The amounts listed for Peter A. Reed, Brent J. Pearson and Adam M. Kleinman (our named executive officers) reflect the amount of the Company’s 401(k) match and, for Mr. Reed and Mr. Kleinman, include $221,188 and $202,500, respectively, representing the grant date value of unvested restricted share unit awards in GECC common stock issued in 2022 with respect to the equity portion of the performance bonus earned in 2021.

Employment Agreements/Arrangements with our Named Executive Officers
Peter A. Reed
On September 18, 2017, we entered into an employment agreement with Mr. Reed. Beginning September 1, 2017, his base compensation is set at $250,000 per year, which was increased to $300,000 on January 1, 2021. Pursuant to his employment agreement and equity award agreements, Mr. Reed is entitled to $800,000 in severance, reimbursement of COBRA premiums for one year post-termination (approximately $44,698 in value), and certain accelerated vesting of equity awards with an aggregate value of $15,916 as of June 30, 2022, in the event of certain qualifying terminations of employment.
Brent J. Pearson
On May 9, 2019, we entered into an amended and restated offer letter with Mr. Pearson, pursuant to which Mr. Pearson receives a base salary of $250,000 per year for his role as Chief Financial Officer (increased from his base salary of $225,000 per year while he served as interim Chief Financial Officer of the Company) and a target annual bonus of $75,000 (increased from his target bonus of $50,000 while he served as interim Chief Financial Officer of the Company). The offer letter provides for a severance payment equal to 100% of his annual base salary ($250,000), and certain accelerated vesting of equity awards with an aggregate value of $7,289 as of June 30, 2022, in the event of certain qualifying terminations of employment.
Adam M. Kleinman
On March 21, 2018, we entered into an amended and restated offer letter with Mr. Kleinman, pursuant to which Mr. Kleinman received a base salary of $300,000 per year during fiscal year 2022 for his role as our President (increased from his prior base salary of $250,000). Pursuant to his offer letter and equity award agreements, Mr. Kleinman is entitled to a severance payment equal to $550,000, reimbursement of COBRA premiums for one year post-termination (approximately $44,698 in value), and certain accelerated vesting of his equity awards with an aggregate value of $15,916 as of June 30, 2022, in the event of certain qualifying terminations of employment. Mr. Kleinman’s base salary increased to $400,000, effective July 1, 2022.

Cash Bonuses
Mr. Reed, Mr. Pearson and Mr. Kleinman participate in the GECM Performance Bonus Plan, pursuant to which they are eligible to receive cash and/or equity payments if GECM achieves certain qualitative and quantitative performance metrics within the designated performance period. The GECM Performance Bonus Plan was amended and restated on February 6, 2019 to allow GECM’s board of directors to set the performance goals for the 2019 fiscal year (and future fiscal years) based on EBITDA targets or other performance metrics.
Equity-Based Compensation
In the fiscal year ended June 30, 2022, Mr. Pearson was granted options to purchase our common stock as set forth in the table below. The options vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
Name	Grant Date	Number of Options	Exercise Price
Brent Pearson	September 24, 2021	12,278	$2.87
In addition, Mr. Pearson was granted 5,230 restricted share units on September 24, 2021. These restricted share units vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
Outstanding Equity Awards at 2022 Fiscal Year-End Table
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter A. Reed	461,165(1)	—	3.60	9/18/2022	7,403(12)	$15,916
	202,350(2)	10,650(2)	3.60	9/18/2027
	40,476(3)	16,667(3)	4.52	8/6/2024
Brent J. Pearson	28,000(4)	12,000(4)	3.43	11/7/2028	8,088(13)	$17,389
	12,000(5)	8,000(5)	4.12	5/14/2029
	11,000(6)	9,000(6)	4.16	7/30/2029
	6,313(7)	6,313(7)	3.60	2/5/2026
	3,070(8)	9,208(8)	2.87	9/4/2026
Adam M. Kleinman	202,350(9)	10,650(9)	3.60	9/18/2022	7,403(14)	$15,916
	194,175(10)	—	3.60	9/18/2027
	40,476(11)	16,667(11)	4.52	8/6/2024
(1)	Mr. Reed was granted 461,165 options on September 18, 2017. These options are fully vested and exercisable.
(2)	Mr. Reed was granted 213,000 options on September 18, 2017. These options vest as follows: 20% on the first anniversary of the grant date and 1.6667% per month thereafter.
(3)	Mr. Reed was granted 57,143 options on August 6, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
(4)	Mr. Pearson was granted 40,000 options on November 7, 2018. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(5)	Mr. Pearson was granted 20,000 options on May 14, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(6)	Mr. Pearson was granted 20,000 options on July 30, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 5% per quarter thereafter.
(7)	Mr. Pearson was granted 12,626 options on February 5, 2021. These options vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
(8)	Mr. Pearson was granted 12,278 options on September 24, 2021. These options vest as follows: 25% on the grant date and 25% on each anniversary thereafter.
(9)	Mr. Kleinman was granted 213,000 options on September 18, 2017. These options vest as follows: 20% on the first anniversary of the grant date and 1.6667% per month thereafter.
(10)	Mr. Kleinman was granted 194,175 options on September 18, 2017. These options are fully vested and exercisable.
(11)	Mr. Kleinman was granted 57,143 options on August 6, 2019. These options vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
(12)	Mr. Reed was granted 25,381 restricted share awards on August 6, 2019. These share awards vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.

(13)
Mr. Pearson was granted 8,333 restricted share units on February 5, 2021. These restricted share units vest as follows: 25% on the grant date and 25% on each anniversary thereafter. Mr. Pearson was granted 5,230 restricted share units on September 24, 2021. These restricted share units vest as follows: 25% on the grant date and 25% on each anniversary thereafter.

(14)	Mr. Kleinman was granted 25,381 restricted share awards on August 6, 2019. These share awards vest as follows: 20% on the first anniversary of the grant date and 2.0833% per month thereafter.
Compensation of Our Board of Directors
We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors are not compensated for board services in addition to their regular employee compensation. For the fiscal year ended June 30, 2022, our non-employees director compensation program for payment of a retainer and committee fees was as follows:
•	$65,000 in cash as an annual retainer.
•	$20,000 in cash for service as Audit Committee chairperson.
•	$10,000 in cash for service as Compensation Committee chairperson.
•	$10,000 in cash for service as Nominating and Corporate Governance chairperson.
•	$10,000 in cash for each committee on which a director does not serve as chairperson.
•
Annual grant of restricted stock having a value of $65,000. Amounts granted in fiscal 2022 include (i) a grant on July 1, 2021 having a value of $32,500 (representing the first half of fiscal 2022) and (ii) a grant on January 3, 2022 having a value of $65,000 (representing the 2022 calendar year, which consisted of the last half of fiscal 2022 and the first half of fiscal 2023), in each case of (i) and (ii) measured using the closing price on the date of grant, subject to monthly vesting from the grant date, pro-rated for partial periods of service during the fiscal year.

•	Effective January 2018, we implemented a $110,000 additional annual cash retainer for service as the Executive Chairman of the Board of Directors.
Beginning in the fiscal quarter ended June 30, 2020, we allowed our non-employee directors to elect to receive their cash retainers in fully vested shares of common stock. Additionally, effective January 1, 2021, we allowed non-employee directors to make a deferral election for their retainer and committee fees.
Director Compensation — Fiscal Year Ended June 30, 2022
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Matthew A. Drapkin(3)	—	182,500	69,808(5)	252,308
Thomas S. Harbin III	—	172,500	—	172,500
James Hugar	—	192,500	—	192,500
David Matter	—	45,358	—	45,358
James P. Parmelee	—	182,500	—	182,500
Jason Reese	—	522,499(4)	—	522,499(4)
Eric Scheyer	—	182,500	—	182,500
Jeffrey S. Serota	—	162,500	—	162,500
(1)
Amounts in this column reflect awards for fiscal 2022 and a portion of fiscal 2023. Represents the aggregate grant date fair value of restricted stock awards as of the date of the award (as described above) calculated in accordance with FASB ASC Topic 718 and, in certain cases, fully vested shares of common stock as further described below. Amounts in this column for the annual equity retainer include grants made during fiscal 2022, which cover the equity retainer for fiscal 2022 and the first half of fiscal 2023.

(2)
Represents restricted stock awards issued as part of the annual equity retainer, as well as restricted shares of common stock the director elected to receive in lieu of all of the applicable cash retainer.

(3)
Mr. Drapkin has elected to defer all stock-based compensation relating to the service period beginning January 1, 2021 and ending December 31, 2022 under the Non-Employee Directors Deferred Compensation Plan.

(4)
Amount reflects awards for fiscal 2022 and a portion of fiscal 2023. Amount also includes an initial RSA award issued on September 24, 2021 to our Executive Chairman of 104,602 shares vesting 25% on the grant date and 25% on each anniversary thereafter.

(5)
Represents compensation to Mr. Drapkin in exchange for his service on the Board of Directors of GECC equal to $65,000 per annum, pro-rated for his appointment date of March 6, 2022 and including the first three quarters of fiscal 2023.

***

Appendix A
GREAT ELM GROUP, INC.
AMENDED AND RESTATED
2016 LONG-TERM INCENTIVE COMPENSATION PLAN

(AS AMENDED, EFFECTIVE NOVEMBER 21, 2022)

GREAT ELM GROUP, INC.
AMENDED AND RESTATED
2016 LONG-TERM INCENTIVE COMPENSATION PLAN
1.	ESTABLISHMENT; PURPOSES; AND DURATION
1.1
Establishment of the Plan. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by holders of a majority of the Company’s outstanding shares of common stock, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1.3.

1.2
Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees and consultants of the Company, Subsidiaries and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees and consultants with the interests of the stockholders of the Company.

1.3
Duration and Scope of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date. For clarification purposes, the terms and conditions of the Plan, to the extent they differ from the terms and conditions of the Company’s 2016 Long-Term Incentive Compensation Plan as originally adopted (the “Prior Plan”), shall not apply to or otherwise impact previously granted or outstanding awards under the Prior Plan.

2.	ADMINISTRATION
2.1
General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

2.2
Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

2.3
Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the certificate of incorporation or bylaws of the Company, in each case as in effect from time to time, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)	select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;
(b)	determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;
(c)	determine the sizes and types of Awards;
(d)	determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;
(e)
grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)
grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the non-qualified deferred compensation rules under Code Section 409A, where applicable;

(g)
make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h)	construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;
(i)	establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;
(j)
establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(k)	construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;
(l)	establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;
(m)	make all valuation determinations relating to Awards and the payment or settlement thereof;
(n)	grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;
(o)	subject to the provisions of Article 14, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;
(p)
at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(q)
subject to Section 13.1, offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(r)	determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and
(s)	exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.
2.4
Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

2.5
Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

2.6
Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article 2 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article 2 to any person or persons selected by it; provided, however, that the Committee may not (a) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (b) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; (c) delegate its authority to correct defects, omissions or inconsistencies in the Plan; or (d) delegate its authority with respect to Awards that are intended to qualify as performance-based compensation under Code Section 162(m) if such delegation would cause the Awards to fail to so qualify. Any such authority delegated or allocated by the Committee under this Section 2.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.	SHARES SUBJECT TO THE PLAN
3.1
Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares or previously issued shares acquired by the Company or any Subsidiary. As of the Effective Date, 8,950,000 Shares are reserved for issuance of Awards, subject to adjustment as provided in Section 3.2. Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. If, under the Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Shares based on fair market value, such issuance of Shares will not reduce the number of Shares available for issuance under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in the third sentence of this Section 3.1, as adjusted pursuant to this Section 3.1, but without application of the foregoing provisions of this sentence. Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of Shares available for issuance under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares will not be added to the aggregate number of Shares available for issuance of Awards under this Section 3.1: (a) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option, (b) Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation, (c) Shares subject to a SAR that are not actually issued in connection with the settlement thereof, and (d) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
3.2
Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 3.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the numerical limits set forth in Section 4.3; and other value determinations applicable to outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. Any adjustment, substitution or change pursuant to this Section 3.2 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise. The Committee shall not make any adjustment pursuant to this Section 3.2 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. All determinations of the Committee as to adjustments or changes, if any, under this Section 3.2 shall be conclusive and binding on the Participants.

3.3
No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
4.	ELIGIBILITY, PARTICIPATION AND INDIVIDUAL LIMITATIONS ON AWARDS
4.1
Eligibility. Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.8(a).

4.2
Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

4.3	Individual Limitations on Awards.
(a)
Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any Fiscal Year shall be 1 million. In connection with a Participant’s commencement of service for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 3 million Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(b)
Individual Limit for Awards to Non-Employee Directors. The maximum grant date fair value, determined in accordance with the Company’s standard accounting principles, of Awards that may be granted to any Non-Employee Director for service in any Fiscal Year together with any cash compensation payable to such Non-Employee Director for such Fiscal Year shall be $500,000 (or, for a Non-Employee Director serving as Chair and/or Vice Chair, $750,000).

5.	STOCK OPTIONS
5.1
Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

5.2
Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

5.3
Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.8(c), the Option Price of an Option shall be not less than one hundred percent of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 3.2, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

5.4
Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth anniversary of its date of grant, subject to the respective last sentences of Sections 5.5 and 5.8(c).

5.5	EXERCISE OF OPTIONS.
(a)
Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such Option first would no longer violate such laws.
(b)
The Committee may provide that unvested Options can be exercised by payment of the exercise price thereof to the Company. The Company or an escrow agent appointed by the Company shall hold any Shares acquired upon exercise of an unvested Option. Such Shares shall be released from escrow if, as, when and to the extent the vesting and performance (if any) criteria of such option are satisfied. To the extent the vesting and performance criteria (if any) of such Option are not satisfied, (i) the Participant shall not have the right to refund of any exercise price paid in respect of such Option and (ii) the shares issued upon exercise of such unvested Option shall be returned to the Company.

5.6
Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article 14. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with all applicable laws or (y) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 5.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 18.10. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

5.7
Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 5.7 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 5.5.

5.8	LIMITATIONS ON INCENTIVE STOCK OPTIONS.
(a)
General. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Code Section 422. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Code Section 422.

(b)
$100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Code Section 422, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Code Section 424(e), are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.
(c)
Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Code Section 424(d)), at the time the Option is granted, more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least one hundred ten percent of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

5.9
Substitution of Stock Appreciation Rights. Subject to the other provisions of this Plan, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

6.	STOCK APPRECIATION RIGHTS
6.1
Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).

6.2
Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 6.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 3.2. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

6.3
Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 6.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

6.4
Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Award Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate applicable securities laws; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such SAR first would no longer violate such laws.
6.5
Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

6.6
Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten years after it is granted, subject to the last sentence of Section 5.5(a) in the case of a Tandem SAR.

6.7
Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by
(b)	The number of Shares with respect to which the SAR is exercised.
Notwithstanding the foregoing provisions of this Section 6.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.
6.8
Termination of Employment or Service. Except as otherwise provided in the Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. A SAR shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.8 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 5.5(a) (in the case of Tandem SARs) or in the last sentence of Section 6.4 (in the case of Freestanding SARs). To the extent applicable to any Tandem SAR, the foregoing provisions of this Section 6.8 are subject to the provisions of Section 6.8, pursuant to the provisions Section 6.3.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1
Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

7.2
Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

7.3
Non-Transferability of Restricted Stock. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

7.4
Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement. If the grants of Restricted Stock or Restricted Stock Units are intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee will set restrictions based upon the achievement of the performance goals set forth in Section 8.3 and will determine achievement of such goals in accordance with Section 8.3.
7.5
Delivery of Shares, Payment of Restricted Stock Units. Subject to Section 18.10, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

7.6
Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 7.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

7.7
Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

7.8
Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 3.2, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as it relates to the original Shares of Restricted Stock.

7.9
Termination of Employment or Service. Except as otherwise provided in this Section 7.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.
7.10
Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a the Participant’s Termination, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon the Participant’s Termination the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.	PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS
8.1
Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

8.2
Value of Performance Units, Performance Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

8.3
Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award. The performance goals applicable to a payment hereunder may provide for a targeted level or levels of achievement using measures the Committee determines to be appropriate, including the following measures:

•	total shareholder return	•	appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company
•	revenue, earnings before interest and taxes, contribution margin, free cash flow or other financial measures of the Company, a subsidiary or a product line	•	carried interest, general partner’s revenue, incentive fees or management fees from a particular investment product
•	return on equity, return on invested capital and similar metrics	•	performance of attributed investments
•	launching a new investment product	•	obtaining investment commitments from investors, expanding and maintaining relationships with investors, sourcing new investors and other distribution activities
•	strategic partnerships or transactions	•	operating efficiencies
•	financial ratios, including those measuring liquidity, activity, profitability or leverage	•	cost of capital or assets under management
•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions)	•	revenue growth or product revenue growth
•	key performance indicators of middle office, back office and staff functions	•	expense levels
•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements	•	economic value-added models or equivalent metrics
•
regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company, its affiliates or third parties))
		•	cash flow or cash flow per share (before or after dividends) working capital levels, including cash, inventory and accounts receivable
•	debt reduction	•	comparisons with various stock market indices
Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (“GAAP”). The measures which constitute the performance goals may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the bonuses under the Plan or any other bonus plans of the Company. The performance goals may differ from Participant to Participant. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), and the regulations thereunder, to the extent applicable. In establishing a performance goal, the Committee may, to the extent doing so does not cause any amount payable hereunder that is intended to be performance-based compensation under Code Section 162(m) to cease to so qualify, provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the performance goal performance to exclude (i) any extraordinary non-recurring items as defined under GAAP and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.
8.4
Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 19.10. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

8.5
Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

8.6
Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

8.7
Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m) and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

9.	OTHER STOCK-BASED AWARDS
9.1
Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article 3) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2
Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

9.3
Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

9.4
Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

10.
DIVIDEND EQUIVALENTS Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 18.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents granted with respect to Performance Units and/or Performance Shares shall only be paid when and to the extent such Award(s) are otherwise earned in accordance with their terms. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

11.	TRANSFERABILITY OF AWARD; BENEFICIARY DESIGNATION
11.1
Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 11.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

11.2
All Other Awards. Except as otherwise provided in Section 7.5 or Section 11.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 11.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 11.1 and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. If any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 11.2 shall be void and unenforceable against the Company.

11.3
Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

12.	RIGHTS OF PARTICIPANTS
12.1
Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)
Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)
Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c)
Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d)
Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Employee, Non-Employee Director or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;

(e)
Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(f)	Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.
12.2
No Effects on Benefits. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

13.	CHANGE OF CONTROL
13.1
Treatment of Outstanding Awards. In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, as applicable and in whole or in part, become vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Awards be canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse and/or that any Award the payment or settlement of which was deferred under Section 18.6 or otherwise may be paid or distributed immediately prior to the Change of Control, subject to Section 15.6. Without limiting the foregoing, in its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), immediately prior to the effective date of the Change of Control.

(b)
In its discretion and in accordance with the terms of the Plan, provide that all or certain Awards be Assumed or Replaced. In the event that an Award is not Assumed or Replaced, or in the event of a liquidation of the Company, then such Award shall, as applicable, become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control and the target payment opportunities under such outstanding Award of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control. Further, unless otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, if a Participant with respect to whom an Award has been Assumed or Replaced incurs a Termination, either by the Company, an Affiliate or a Subsidiary without Cause or by the Participant for Good Reason (a “Terminated Participant”), after the Change of Control, then subject to Section 13(b)(b)(i) all outstanding Awards that are held by such Terminated Participant, as the case may be, shall become fully vested, non-forfeitable and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control.

(i) Notwithstanding Section 13.1(b), with respect to outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Awards, the target payment opportunities under such outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control, in each case immediately preceding, or upon the occurrence of the failure to assume or replace such Awards or upon a Termination described in Section 14.1(b) and (A) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five days prior to the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or upon the occurrence of such Termination, in the case of a Termination described in Section 13.1(b), a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control or such Termination, as the case may be, and (B) Awards denominated in cash shall be paid pro rata to the applicable Participant or Participants in cash within thirty days following the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or within thirty days following the occurrence of such Termination, in the case of a Termination described in Section 13.1(b), with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control or Termination, as the case may be, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.
(c)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(d)
In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(e)	The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.
13.2
No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 3.2 or 13.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XIV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 13.1, in no event may any Option or SAR be exercised after ten years from the date it was originally granted, and any changes to ISOs pursuant to this Article 13 shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Code Section 424(h)(3)) of such ISOs or adversely affect the tax status of such ISOs.

14.	AMENDMENT, MODIFICATION AND TERMINATION
14.1
Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)	except as is provided in Section 3.2, increase the maximum number of Shares which may be sold or awarded under the Plan;

(b)	except as is provided in Section 3.2, decrease the minimum Option Price or Grant Price requirements of Sections 5.3 and 6.2, respectively;
(c)	change the class of persons eligible to receive Awards under the Plan;
(d)	extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 5.4 or 6.6, as applicable; or
(e)	otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).
In addition, (i) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (A) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), (B) if the Board or the Committee determines in its discretion that such amendment or alteration either (1) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (2) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, or (C) with respect to any Award that is granted to a Participant and is intended to constitute qualified performance-based compensation under Code Section 162(m), if the Board or the Committee determines in its discretion that such amendment or alteration is necessary under Section 162(m) (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder to ensure that the Awards satisfy the requirements for qualification under Code Section 162(m) and (ii) except as is provided in Section 3.2, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (A) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (B) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.
14.2
Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including the events described in Section 3.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
15.	TAX WITHHOLDING AND OTHER TAX MATTERS
15.1
Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.
15.2
Withholding or Tendering Shares. Without limiting the generality of Section 16.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the maximum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.3
Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (a) two years from the date of granting such ISO to such Participant or (b) one year from the transfer of such Shares to such Participant or (c) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

15.4
Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

15.5
No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.6	Non-Qualified Deferred Compensation.
(a)
If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void; provided, however, that the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan, or a subplan which (in each case) meets the requirements of Code Section 409A. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan shall not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A.

(b)
Notwithstanding any provisions of the Plan to the contrary, in no event shall any deferral under Section 18.6 be permitted if the Committee determines that such deferral would result in the imposition of additional tax under Code Section 409A.

(c)
The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. An Award Agreement may provide that the period of time over which an NQSO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the

Participant’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty days after the exercise of such Option first would no longer violate such laws.
(d)
Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Code Section 409A.

(e)
No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(f)
Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Termination that is not a Separation from Service occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Termination (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(g)
Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change of Control that is not a Qualified Change of Control occurs, and payment or distribution of an Award constituting deferred compensation subject to Code Section 409A would otherwise be made or commence on the date of such Change of Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(h)
Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

16.	LIMITS OF LIABILITY; INDEMNIFICATION
16.1	Limits of Liability.
(a)	Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(b)
None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)
Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)
The Committee may, with the approval of the Board, employ such attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Employee, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(e)
The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

16.2
Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 2, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

17.
SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.	MISCELLANEOUS
18.1
Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.
18.2	Forfeiture Events.
(a)
Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including his or her estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director or Consultant). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(b)
If the Company is required to prepare an accounting restatement (i) due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever just occurred) of the financial document embodying such financial reporting requirement, and (ii) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.

18.3
No Waiver. No failure or delay in the exercise or assertion of any right of the Company hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

18.4
Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

18.5
Transfer, Leave of Absence. For purposes of the Plan, a transfer of an Employee from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Employee for purposes of the Plan or with respect to any Award

(in the case of ISOs, to the extent permitted by the Code). The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an Employee, Non-Employee Director or Consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a Termination or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of: (a) any Participant who is employed by an entity that ceases to be an Affiliate or Subsidiary (whether due to a spin-off or otherwise), (b) any transfer of a Participant between locations of employment with the Company, an Affiliate, and/or Subsidiary or between the Company, an Affiliate or Subsidiary or between Affiliates or Subsidiaries, (c) any leave of absence of a Participant, (d) any change in a Participant’s status from an Employee to a Consultant or a Non-Employee Director, or vice versa; and (e) upon approval by the Committee, any Employee who experiences a Termination but becomes employed by a partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate or Subsidiary, subject, in each case, to the requirements of Code Section 422 applicable to any ISOs and Code Section 409A applicable to any Options and SARs.
18.6
Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article 13, in accordance with the Plan and such Participant’s Award Agreement.

18.7
Deferrals. To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a stockholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 3.2; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose.

18.8
Loans. The Company may, in the discretion of the Committee, extend one or more loans to Participants in connection with the exercise or receipt of an Award granted to any such Participant; provided, however, that the Company shall not extend loans to any Participant if prohibited by law or the rules of any stock exchange or quotation system on which the Company’s securities are listed. The terms and conditions of any such loan shall be established by the Committee.

18.9
No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

18.10
Section 16 of Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

18.11	Requirements of Law; Limitations on Awards.
(a)
The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)
If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.
(c)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d)
Upon termination of any period of suspension under this Section 19.10(d), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)
The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)
An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

18.12
Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

18.13	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware applicable to contracts made in and to be performed solely within the State of Delaware.
18.14	Enforcement.
(a)
Any dispute arising under, related to or otherwise involving this Agreement or the Transactions will be litigated in the Court of Chancery of the State of Delaware. The Company agrees and by accepting an Award each Participant agrees to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The Company and the Participants do not consent to mediate any disputes before the Court of Chancery.

(b)
Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the Company agrees and each Participant by accepting an Award agrees that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.
(c)
The Company and each Participant (by accepting an Award) irrevocably: (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body; and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. THE COMPANY AND EACH PARTICIPANT (BY ACCEPTING AN AWARD) IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF, THE ADMINISTRATION HEREOF, ANY AWARD AGREEMENT OR ANY AWARD.

(d)
The court shall award attorneys’ fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

18.15
Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

18.16
Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.17
No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

18.18
Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;
(b)	Determine which Employees, Non-Employee Directors and/or Consultants outside the United States are eligible to participate in the Plan;
(c)
Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d)
Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.16(d) by the Committee shall be attached to the Plan as appendices; and

(e)
Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

19.	DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
19.1
“Affiliate” means any entity (other than the Company and any Subsidiary) (a) in which the Company owns or controls, directly or indirectly fifty percent or more of the voting power or economic interests of such entity, (b) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee, (c) a partnership of which the Company or a Subsidiary of the Company is the general partnership or (d) a limited liability company of which the Company or a Subsidiary of the Company is the manager or managing member.

19.2
“Assumed” means that pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Company or (b) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

19.3
“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

19.4
“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

19.5	“Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.
19.6	“Board” or “Board of Directors” means the Board of Directors of the Company.
19.7	“Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article 8.
19.8	“Cause” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.
19.9	“Change of Control” means the occurrence of any of the following:
(a)
an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of more than fifty percent of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b)
any Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person), other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company, Beneficial Ownership of Voting Securities of the Company possessing thirty-five percent or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(b), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or
(c)
the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d)	the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:
(i)
the stockholders of the Company, immediately before such merger, consolidation, recapitalization or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii)
the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation, and

(iii)
no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of more than fifty percent of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of more than fifty percent of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (d)(i) through (d)(iii) is referred to herein as a “Non-Control Transaction”); or

(e)	any approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company; or
(f)
any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than fifty percent of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.
Solely for purposes of this Section 19.9, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company, any bona fide underwriter or placement agent engaged by the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.
19.10
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.11
“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate; provided, however, that with respect to Awards hereunder intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall consist solely of two or more members of the Board who are not Employees and who otherwise qualify as “outside directors” within the meaning of Code Section 162(m).

19.12	“Company” means Great Elm Group, Inc., a Delaware corporation.
19.13	“Consultant” means an independent contractor who is a natural person and performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.
19.14	“Deferred Stock Unit” means a right to receive a specified number of shares of Shares during specified time periods.
19.15	“Director” means any individual who is a member of the Board of Directors of the Company.
19.16
“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article 10.

19.17	“Effective Date” means June 15, 2016, the date the Plan was originally approved (prior to its amendment and restatement) by the Company’s stockholders as contemplated in Section 1.1.
19.18
“Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 19.17 shall be considered an Employee for purposes of the Plan.

19.19
“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.20
“Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 5.3, such fair market value shall be determined subject to Code Section 422(c)(7); provided further, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

19.21	“Fiscal Year” means the Company’s fiscal year, or such other consecutive twelve-month period as the Committee may select.
19.22	“Full Value Award” means any Award other than an Option, Stock Appreciation Right or Cash-Based Award.
19.23	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 6.
19.24	“Good Reason” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.
19.25	“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 6, used to determine whether there is any payment due upon exercise of the SAR.
19.26
“Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

19.27
“Insider” means an individual who is, on the relevant date, an officer, director or ten percent Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

19.28
“Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; (d) any bona fide underwriter or placement engaged engaged by the Company in connection with the placement of securities of the Company or a Related Entity or (e) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent or more of the outstanding Voting Securities of the Company on the Effective Date.

19.29	“Non-Employee Director” means a Director who is not an Employee.
19.30
“Non-Qualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with Article 4 and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

19.31	“Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.
19.32	“Option” or “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 5.
19.33	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
19.34	“Other Stock-Based Award” means an equity-based or equity-related Award described in Section 9.1, granted in accordance with the terms and conditions set forth in Article 9, including Deferred Awards.
19.35	“Participant” means any eligible individual as set forth in Article 4 who holds one or more outstanding Awards.
19.36
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

19.37	“Performance Share” means an Award of a performance share, whose initial value is equal to the Fair Market Value of a Share on the date of grant, granted to a Participant, as described in Article 8.
19.38	“Performance Unit” means an Award of a performance unit, whose initial value is established by the Committee at the time of grant, granted to a Participant, as described in Article 8.
19.39
“Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article 7.

19.40
“Person” means “person” as such term is used for purposes of Section 12(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

19.41	“Plan” means this Great Elm Group, Inc. Amended and Restated 2016 Equity Incentive Compensation Plan, as amended from time to time.
19.42
“Qualified Change of Control” means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

19.43
“Replaced” means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Company, the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding and conclusive.

19.44	“Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article 7.
19.45	“Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article 7.
19.46	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.
19.47
“Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

19.48	“Separation from Service” means a Termination that qualifies as a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).
19.49
“Share” means a share of common stock, par value $0.001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 3.2).

19.50
“Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article 6.

19.51	“Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Code Section 424(f).
19.52
“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).
19.53	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 6.
19.54
“Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.

19.55
“Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Standard Time on November 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GEG2022AM**

You may attend the meeting via the Internet and vote during the meeting. Have the control number (indicated below) available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Standard Time on November 20, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91547-P80024 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREAT ELM GROUP, INC.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Matthew A. Drapkin	☐	☐	☐
1b. James H. Hugar	☐	☐	☐
1c. David Matter	☐	☐	☐
1d. James P. Parmelee	☐	☐	☐
1e. Jason W. Reese	☐	☐	☐
1f. Eric J. Scheyer	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D91548-P80024

GREAT ELM GROUP, INC.
Annual Meeting of Stockholders
November 21, 2022 8:30 AM
This Proxy is solicited on behalf of the Board of Directors

The signatory hereto hereby appoints Adam M. Kleinman and Peter A. Reed and either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Great Elm Group, Inc. that the signatory hereto is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on November 21, 2022 beginning at 8:30 AM, Eastern Standard Time, on the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Shares represented by this Proxy will be voted as directed by the stockholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR the election of all Director nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

Continued and to be signed on reverse side